Exhibit 10.1

CH2M HILL RETIREMENT AND

TAX-DEFERRED SAVINGS PLAN

(As Amended and Restated Effective June 1, 2000)

TABLE OF CONTENTS

Article 1. Name, Effective Date, Purpose and Construction	1-1

1.1 Plan Name	1-1
1.2 Effective Date	1-1
1.3 Purpose and History	1-1
1.4 Construction	1-2
1.5 Employment Relationship Not Affected	1-2
1.6 Terminated Participants Not Affected	1-2

Article 2. Definitions	2-1

2.1 Account	2-1
2.2 Adjustment Factor	2-1
2.3 Affiliated Employer	2-1
2.4 Allowable Compensation	2-1
2.5 Alternate Payee	2-2
2.6 Beneficiary	2-2
2.7 Board	2-2
2.8 Break in Service	2-2
2.9 Code	2-2
2.10 Company	2-2
2.11 Date of Hire	2-2
2.12 Deferred Retirement Date	2-2
2.13 Determination Date	2-2
2.14 Disability	2-2
2.15 Eligible Employee	2-3
2.16 Eligible Participant	2-3
2.17 Employee	2-3
2.18 Employee Account	2-3
2.19 Employer	2-4
2.20 Employer Account	2-4
2.21 Employer Stock	2-4
2.22 Employer Stock Fund	2-4
2.23 Entry Date	2-4
2.24 ERISA	2-4
2.25 Fiscal Year	2-4
2.26 Forfeiture	2-4
2.27 GATT	2-4
2.28 General Trust Fund	2-4
2.29 Hour of Service	2-4
2.30 Inactive Participant	2-4
2.31 Key Employee	2-4
2.32 Leased Employee	2-5

i

2.33 Matching Account	2-6
2.34 Member Employer	2-6
2.35 Non-Elective Account	2-6
2.36 Non-Key Employee	2-6
2.37 Normal Retirement Date	2-6
2.38 OBRA ‘93	2-6
2.39 Owner	2-6
2.40 Participant	2-6
2.41 Plan	2-6
2.42 Plan Administrator	2-6
2.43 Plan Compensation	2-6
2.44 Profit Sharing Account	2-7
2.45 Qualified Domestic Relations Order	2-7
2.46 Quarter	2-7
2.47 REA	2-7
2.48 Rollover Account	2-8
2.49 Salary Deferral Account	2-8
2.50 SBJPA	2-8
2.51 Service	2-8
2.52 Spousal Consent	2-8
2.53 Stock Plan	2-8
2.54 Suspended Participant	2-8
2.55 TEFRA	2-8
2.56 Testing Compensation	2-8
2.57 Top-Heavy Plan	2-9
2.58 Trust	2-10
2.59 Trust Agreement	2-10
2.60 Trust Fund	2-10
2.61 Trustees	2-10
2.62 USERRA	2-10
2.63 Valuation Date	2-10
2.64 List of Terms Defined Elsewhere	2-10

Article 3. Eligibility, Participation and Beneficiary Designation	3-1

3.1 Definitions	3-1
3.2 Participation	3-1
3.3 Beneficiary Designation	3-2
3.4 Change from Ineligible to Eligible Employee	3-2
3.5 Former Employee Rehired	3-2
3.6 Trustees Determine Eligibility	3-2

Article 4. Contributions	4-1

4.1 Definitions	4-1
4.2 Employer Contributions	4-4

4.3 Timing of, Limitations on, and Return of Employer Contributions	4-6
4.4 Salary Deferral Contributions	4-6
4.5 Non-Discrimination Tests for Elective Deferrals	4-7
4.6 Non-Discrimination Tests for Employer Matching Contributions	4-10
4.7 Adjustment to Corrective Payments	4-14
4.8 Overriding Limitations	4-14
4.9 Record Requirements	4-15
4.10 Rollover Contributions	4-15
4.11 Transferred Employer Stock	4-16

Article 5. Allocation of Contributions and Forfeitures	5-1

5.1 Definitions	5-1
5.2 Allocation Methods	5-3
5.3 Limitations on Annual Allocations	5-4
5.4 Overall Limitation for Different Types of Plans	5-5
5.5 Restoration Procedures	5-5

Article 6. Vesting of Accounts	6-1

6.1 Automatic Vesting	6-1
6.2 Vesting Based on Service	6-1
6.3 Years of Service for Vesting	6-2
6.4 Forfeitures and Restorations	6-2
6.5 No Divestment	6-3
6.6 Amendment to Vesting	6-3
6.7 Lost Participants	6-3

Article 7. Participants’ Accounts	7-1

7.1 Separate Accounts	7-1
7.2 Determination of Value of Participant Accounts	7-1
7.3 Valuation Dates	7-1
7.4 Special Valuation Dates	7-1
7.5 Accounts to be Valued	7-1
7.6 Statement of Accounts	7-1
7.7 Valuation of Account When Payment Due	7-2

Article 8. Distributions and Withdrawals	8-1

8.1 General	8-1
8.2 Administrative Rules	8-1
8.3 Timing of Distributions	8-1
8.4 Treatment of Deferred Amounts	8-3
8.5 Methods of Distribution	8-3
8.6 Distribution Upon Death of Participant	8-4

8.7 Distributions to Minors or Legally Incompetents	8-4
8.8 Tax Information To Be Provided	8-4
8.9 In-Service Withdrawals	8-4
8.10 Limitations on Distributions Upon Plan Termination	8-6
8.11 Direct Rollovers	8-7

Article 9. Service	9-1

9.1 General Definitions	9-1
9.2 Crediting of Hours Subject to DOL Regulation	9-2
9.3 Elapsed Time Service Definitions	9-2

Article 10. Fiduciary Responsibility	10-1

10.1 Named Fiduciaries	10-1
10.2 Fiduciary Standards	10-1
10.3 Fiduciaries Liable for Breach of Duty	10-1
10.4 Fiduciary May Employ Agents	10-1
10.5 Authority Outlined	10-1
10.6 Fiduciaries Not to Engage in Prohibited Transactions	10-2
10.7 Duties of Plan Administrator	10-3

Article 11. Administration of the Plan	11-1

11.1 Selection of Trustees	11-1
11.2 Trustees’ Operating Rules	11-1
11.3 Trustees’ Administrative Authority	11-1
11.4 Trustees May Retain Advisors	11-1
11.5 Claims Procedure	11-4

Article 12. Investments	12-1

12.1 Investment Authority	12-1
12.2 Use of Mutual or Commingled Funds Permitted	12-1
12.3 Trustees May Hold Necessary Cash	12-1
12.4 Appointment of Investment Manager	12-1
12.5 Loans to Participants or Beneficiaries	12-2
12.6 Separate Investment Funds	12-4

Article 13. Trustee	13-1

13.1 Trustees’ Duties With Respect to Trust Assets	13-1
13.2 Indicia of Ownership Must Be in the United States	13-1
13.3 Permissible Trustees’ Actions	13-1
13.4 Voting of Employer Stock	13-1
13.5 Trustees’ Fees for Services and Advisors Retained	13-2
13.6 Annual Accounting and Asset Valuation	13-2

13.7 Trustee Removal or Resignation	13-2
13.8 Approval of Trustees’ Accounting	13-2
13.9 Trust Not Terminated Upon Trustees’ Removal or Resignation	13-2
13.10 Trustees May Consult With Legal Counsel	13-3
13.11 Trustees Not Required to Verify Identification or Addresses	13-3
13.12 Individual Trustee Rules	13-3
13.13 Indemnification of Trustees and Insurance	13-3
13.14 Income Tax Withholding	13-4

Article 14. Amendment, Termination and Merger	14-1

14.1 Trust Is Irrevocable	14-1
14.2 Employer May Amend Trust Agreement	14-1
14.3 Employer May Terminate Plan or Discontinue Matching, Profit Sharing Contributions	14-1
14.4 Timing of Plan Termination	14-1
14.5 Action Required Upon Plan Termination	14-2
14.6 Non-Reversion of Assets	14-2
14.7 Merger or Consolidation Cannot Reduce Benefits	14-2
14.8 Employer Contributions Conditioned Upon Initial Plan Approval	14-2

Article 15. Assignments	15-1

15.1 No Assignment	15-1
15.2 Qualified Domestic Relations Order Permitted	15-1

Article 16. Adoption of the Plan by Affiliated Employers	16-1

16.1 Purpose	16-1
16.2 Conditions of Subscription Agreement	16-1
16.3 Participation of Affiliated Employers	16-1
16.4 Termination of Member Employer’s Participation	16-3

Article 17. Miscellaneous	17-1

17.1 Special Rule Relating to Veterans Reemployment Rights Under USERRA	17-1

v

CH2M HILL RETIREMENT AND

TAX-DEFERRED SAVINGS PLAN

(As Amended and Restated Effective June 1, 2000)

THIS PLAN AND TRUST AGREEMENT is made and entered into by and between CH2M Hill Companies, Ltd. (“Employer”) and Fred K. Berry, Samuel H. Iapalucci, Sharon Schlechter, Cliff Thompson, and Stan Vinson (“Trustees”).

ARTICLE 1.
NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION

1.1           Plan Name.  The Plan set forth in this Agreement shall be designated as the CH2M HILL RETIREMENT AND TAX-DEFERRED SAVINGS PLAN.

1.2           Effective Date.  The Effective Date of this amended and restated Plan and Trust Agreement shall be June 1, 2000.  Notwithstanding the above, certain Articles within this Plan and Trust are effective as of the dates specified within those Articles.  The Articles providing for Employer Matching and Profit Sharing Contributions are effective January 1, 1994, but only with respect to Member Employers who have specifically adopted them.  The Effective Date of the Plan with respect to any Member Employers shall be set forth in the applicable subscription agreement.

1.3           Purpose and History.

(a)           Purpose.  The Plan and Trust are intended to qualify as a Profit Sharing 401(k) Plan under Code Sections 401(a) and 501(a) and are created and maintained for the exclusive benefit of Eligible Employees of the Employer and their Beneficiaries to enable them to share in Employer profits, to provide Eligible Employees with a means to accumulate retirement savings, to provide retirement funds, and to provide benefits in the event of the death or Disability of the Employee.

(b)           History.  The original Plan and Trust Agreement was established effective July 1, 1985, and was originally designated as the “CH2M Hill Tax-Deferred Savings Plan.”  The Stock Plan was adopted as an Employee Stock Ownership Plan effective January 1, 1977, and was subsequently amended and restated to convert it to a profit sharing plan authorized to invest entirely in Employer Stock.  This Plan and Trust Agreement is an amendment and restatement of the Plan to comply with changes in the law and is also a merger of the Stock Plan into the CH2M Hill Retirement and Tax-Deferred Savings Plan, effective June 1, 2000.

(c)           Purposes of Restatement. The principal purposes of this amendment and restatement are to recognize the limited trading market for Employer Stock,

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to amend the Plan and Trust Agreement to comply with SBJPA, GATT and USERRA and to merge the Stock Plan into the Plan.

1.4           Construction.  The following miscellaneous provisions shall apply in the construction of this Trust Agreement:

(a)           State Jurisdiction.  All matters respecting the validity, effect, interpretation and administration of this Plan shall be determined in accordance with the laws of the State of Colorado except where preempted by ERISA or other federal statutes.

(b)           Gender.  Wherever appropriate, words used in the singular may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.

(c)           Application of ERISA and Code References.  All references to sections of ERISA or the Code, or any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States or any duly authorized agency of the Government.

(d)           Enforceable Provisions Remain Effective.  If any provision of this Plan and Trust shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

(e)           Headings.  Headings are inserted for reference only and constitute no part of the construction of this Agreement.

1.5           Employment Relationship Not Affected.  Nothing in the Plan or Trust shall be deemed a contract between the Employer and any Employee, nor shall the rights or obligations of the Employer or any Employee to continue or terminate employment at any time be affected hereby.

1.6           Terminated Participants Not Affected.  Notwithstanding anything to the contrary herein, the rights and remedies, if any, of any person hereunder shall be determined as of the date his participation ceased or the date he ceased to be an Eligible Employee, whichever occurs first, and shall be based on the terms and conditions of the Plan in effect on such date, without regard to any changes made by Articles which have specific effective dates subsequent to such date.

*  *  *  *  End of Article 1  *  *  *  *

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ARTICLE 2.
DEFINITIONS

Definitions.  Terms which are used only in a single Article (beginning with Article 3) are generally defined at the beginning of that Article.  Article 2.64 lists the terms so defined.  The following words and phrases are used throughout this Trust Agreement and are defined below:

2.1           “Account” means the aggregate of all records maintained by the Trustees for purposes of determining a Participant’s or Beneficiary’s interest in the Trust Fund and shall include the Employer Account and Employee Account, as adjusted by such other amounts properly credited or debited to such Account.  Each subaccount is defined alphabetically in Article 2.

2.2           “Adjustment Factor” means the cost of living factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary shall provide.  For purposes of the OBRA ‘93 annual compensation limit under Code Section 401(a)(17), the Adjustment Factor shall be applied as provided in Code Section 401(a)(17)(B) for calendar years after 1994.

2.3           “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

2.4           “Allowable Compensation” for purposes of determining the Top-Heavy minimum contributions, and for purposes of determining the limitations on allocations pursuant to Article 5.3, means the total of all wages, salaries, fees for professional services and other amounts paid by the Employer or an Affiliated Employer during a Limitation Year to a Participant for services actually rendered in the course of employment including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding severance pay, amounts which are contributed to a nonqualified deferred compensation plan or other similar nonqualified plan and which are not included as taxable income for such year, or amounts which are not deemed to be income for current services rendered such as amounts realized from the sale, exercise or exchange of Employer Stock or stock options.  Effective January 1, 1998, Allowable Compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee which is not includible in the gross income of the Employee by reason of Code Section 125 or 457.

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Notwithstanding the foregoing, amounts earned in the Limitation Year but paid during the first few weeks of the next year because of the timing of pay periods and pay days may be included on a uniform and consistent basis in the Allowable Compensation of all similarly situated Participants for the Limitation Year.  In addition, for Limitation Years beginning before December 31, 1991, the requirement that the amounts earned in a Limitation Year be paid in the first few weeks of the next year shall not apply.

Notwithstanding the foregoing, the amount determined above shall be reduced by any amounts paid or reimbursed by the Employer and/or Affiliated Employer for moving expenses incurred by the Participant, but only to the extent that it is reasonable to believe that such expenses are deductible by the Participant under Code Section 217.

2.5           “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, a Participant’s benefits under the Plan.

2.6           “Beneficiary” means any person designated by a Participant to receive benefits upon the death of such Participant, subject to the provisions of Article 3.3.

2.7           “Board” means the Board of Directors of the Company.

2.8           “Break in Service” means for purposes of Article 6, a Fiscal Year in which an Employee of the Employer and an Affiliated Employer is credited with 500 or fewer Hours of Service.

2.9           “Code” means the Internal Revenue Code of 1986, as amended (and regulations issued thereunder).

2.10         “Company” means CH2M HILL COMPANIES, LTD.

2.11         “Date of Hire” means the date on which an Employee first performs an Hour of Service for the Employer or any Member Employer.  For purposes of applying the rules in Article 3.1 and Article 3.2 to determine an Eligible Employee’s Entry Date, the Date of Hire for any employee hired during the first five days of January shall be deemed to be January 1.

2.12         “Deferred Retirement Date” means the date of actual retirement from the Employer by a Participant who remains in the employ of the Employer after attaining his Normal Retirement Date.

2.13         “Determination Date” means, with respect to any Fiscal Year, the last day of the preceding Fiscal Year.

2.14         “Disability” means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his usual duties for the Employer, resulting in termination of his service with the Employer.  Disability shall be determined by the Trustees in a uniform and nondiscriminatory manner after consideration of such

2-2

evidence as it may require, which shall include a report of such physician or physicians as it may designate.

2.15         “Eligible Employee” has the meaning set forth in Article 3.1.

2.16         “Eligible Participant” means:

(a)           For purposes of Employer Profit Sharing Contributions under Article 4.2(a), (i) an Eligible Employee who completed at least 1,000 Hours of Service in the Fiscal Year and who is an Employee and a Participant on the last day of the Fiscal Year, or (ii) a Participant who was an Eligible Employee who terminated employment during the Fiscal Year due to death or Disability, or after reaching his Normal Retirement Date or after attaining age 55 and completing five Years of Service; or (iii) a Participant who terminated employment and was rehired during the Fiscal Year and who remained employed until the end of the Fiscal Year at an annual rate of 1,000 Hours of Service or more.

(b)           For purposes of Employer Matching Contributions under Article 4.2(c), a Participant who was making Salary Deferral Contributions on the last day of the Quarter, or a Participant who was making Salary Deferral Contributions on the date he or she terminated employment during the Quarter for any reason.

(c)           In the event the Plan does not otherwise meet the coverage requirements of Code Section 410(b) for a Fiscal Year, and to the extent the Trustees determine it necessary to meet such requirements, each other Eligible Employee who:

(i)            Is a Participant at any time during the year, and/or

(ii)           Completed a number of Hours of Service (as determined by the Trustees) during the Fiscal Year, which is less than 1,000.

(iii)          Is a Suspended Participant, but only for purposes of Article 4.1(a) and (b).

(iv)          Was a Participant at any time during the Fiscal Year but did not meet the requirements of (a) or (b) above but only for purposes of Article 4.1(a) and/or 4.1(b).

2.17         “Employee” means any person in the service of the Employer including officers, but excluding directors who are not in the Employer’s employ in any other capacity and Leased Employees.  Sub-categories of “Employee” are defined alphabetically in Article 2.

2.18         “Employee Account” means that portion of an Account attributable to a Participant’s Salary Deferral Account and Rollover Account.

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2.19         “Employer” means the Company, and such of its successors or assigns as may expressly adopt this Plan and Trust Agreement and agree in writing to continue this Plan and Trust.

2.20         “Employer Account” means that portion of an Account attributable to Employer contributions and Forfeitures.  A Participant’s Employer Account shall include such Participant’s Matching Account, Non-Elective Account and Profit Sharing Account.

2.21         “Employer Stock” means shares of any classes of preferred or common, voting or nonvoting, stock issued by the Employer.

2.22         “Employer Stock Fund” means that portion of the Trust Fund established by the Trustees for the investment of Employer Stock pursuant to Section 12.6.

2.23         “Entry Date” means, for purposes of Profit Sharing Contributions, the first day of any month.

2.24         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations issued thereunder.

2.25         “Fiscal Year” means the accounting year of the Plan and Trust, which is the 12-consecutive month period ending December 31.

2.26         “Forfeiture” is described in Article 6.4(a).

2.27         “GATT” means the Uruguay Round Agreements Act, implementing Agreements under the General Agreement on Tariffs and Trade.

2.28         “General Trust Fund” means that portion of the Trust Fund other than property and income held as or for segregated Accounts or under separate investment funds under the provisions of this Trust Agreement.

2.29         “Hour of Service” has the meaning set forth in Article 9.1(b).

2.30         “Inactive Participant” means a Participant who remains an Employee, but who ceases to be an Eligible Employee because of a change in employment status.  Accounts of Inactive Participants shall share in allocations of contributions and Forfeitures to the extent provided in Article 5, and such Accounts shall continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article 7.  Inactive Participants shall not be permitted to have Salary Deferral Contributions made on their behalf.

2.31         “Key Employee” means, with respect to a Fiscal Year, any Employee or former Employee (including any deceased Employee) who at any time during the “testing period,” consisting of the Fiscal Year containing the Determination Date and the four preceding Fiscal Years, is or was:

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(a)           Officer.  An officer of the Employer, or an Employee with the authority of an officer, with Testing Compensation of more than 50% of the applicable dollar limit under Code Section 415(b)(1)(A) for the applicable Fiscal Year.  However, no more than 50 Employees shall be treated as officers.  In addition, such Employees who meet the requirements of this paragraph and who had the largest annual Testing Compensation from the Employer in any Fiscal Year during the “testing period” shall first be counted as officers, without regard to whether they are Key Employees for any other reason; or

(b)           Owner.

(i)            A 5% owner; or

(ii)           A 1% owner with annual Testing Compensation from the Employer for the applicable Fiscal Year of more than $150,000;

(iii)          A ½% owner who (1) is one of the 10 Employees who have the largest ownership interest in the Employer, (2) has annual Testing Compensation from the Employer which is greater than the dollar limitation under Code Section 415(c)(1)(A) for the applicable Fiscal Year, and (3) does not meet the criteria in (i) or (ii).  For purposes of this (iii), if two Employees have the same ownership interest in the Employer during the “testing period,” then the Employee with the greater annual Testing Compensation from the Employer for the Fiscal Year during which the ownership interest existed shall be considered to have a larger ownership interest in the Employer.

(c)           Beneficiary.  A Beneficiary of a deceased Key Employee shall be considered to be a Key Employee, and a Beneficiary of a deceased Non-Key Employee shall be considered a Non-Key Employee.  Notwithstanding the above, the Trustees shall be guided by the Code in determining Key Employees for any Fiscal Year and shall maintain records adequate to determine Key Employees for any Fiscal Year.

2.32         “Leased Employee,” for Fiscal Years beginning on or after January 1, 1997, the term “Leased Employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the recipient.

However, Leased Employees will not be considered Employees if they constitute less than 20% of the Employer’s Non-Highly Compensated Employees as defined in Code section 414(q) and if they are covered by a plan described in Code Section 414(n)(5).

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For Fiscal Years beginning before January 1, 1997, the term “Leased Employee” means any individual who would not otherwise be considered an Employee but who has provided services to the Employer of a type historically performed by employees in the Employer’s field of business, pursuant to an agreement between the Employer and any other entity, on a substantially full-time basis for a period of at least one year.

2.33         “Matching Account” means that portion of an Account attributable to Employer Matching Contributions and attributable Forfeitures.

2.34         “Member Employer” shall mean the Employer and any Affiliated Employer who adopts this Plan and Trust Agreement by entering into a subscription agreement with the Employer.

2.35         “Non-Elective Account” means that portion of an Account attributable to the Employer’s Non-Elective Contributions as provided in Article 4.5.

2.36         “Non-Key Employee” means any Employee who is not a Key Employee, including Employees who are former Key Employees.

2.37         “Normal Retirement Date” means the date of a Participant’s 65th birthday.

2.38         “OBRA ‘93” means the Omnibus Budget Reconciliation Act of 1993.

2.39         “Owner” means any person who owns (within the meaning of Code Sections 318 and 416(i)(1)(B)), or has owned within the four Fiscal Years prior to the Fiscal Year under consideration, a portion of the outstanding stock or voting power of the Employer.  The ownership percentage of a “5%” Owner means greater than a 5% interest, that of a “1%” Owner means greater than a 1% interest and that of a “½%” Owner means greater than a ½% interest.

2.40         “Participant” means any Employee or former Employee who has entered the Plan in accordance with Article 3, and whose Account, if any, hereunder has not subsequently been liquidated.

2.41         “Plan” means the Plan created by this Agreement.

2.42         “Plan Administrator” means the Trustees.

2.43         “Plan Compensation” for purposes of Salary Deferral Contributions for any Fiscal Year means all amounts paid by the Employer to an Eligible Employee while a Participant with respect to services rendered during such Fiscal Year, including all amounts contributed by the Employer pursuant to salary reduction agreement which are not includible in the Employee’s gross income under Code Section 125, 402(a)(8), 402(b) or 403(b), but excluding amounts payable from the cashing-in of paid time off.  For purposes of determining the amount of Matching Contributions to be allocated to an Employee under Article 4.2(c), an Employee’s Plan Compensation for any Quarter shall equal his basic hourly rate of pay on the last day of the Quarter times the number of

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regular work hours for such Quarter.  For purposes of Profit Sharing Contributions, an Employee’s Plan Compensation for any Fiscal Year shall equal his basic hourly rate of pay on the last day of the year, times the lesser of:

(a)           the number of regular work hours for such year after his Entry Date, or

(b)           the number of Hours of Service for which he was paid during such year while he was a Participant and an Eligible Employee.

For an Employee who transfers to another Member Employer and is still an Employee on the last day of the Fiscal Year, Plan Compensation with the Member Employer shall be calculated through his transfer date using his rate of pay immediately prior to his transfer date, and from his transfer date using his rate of pay immediately following his transfer date.

Periods of Disability during which the Participant is eligible to receive Disability benefits under a plan maintained by the Employer or Affiliated Employer, or would have been eligible if covered by such plan, and periods of unpaid leave of absence shall be excluded in determining the multiplier in (i) and (ii) above.

Notwithstanding the above, Plan Compensation shall not exceed $150,000, multiplied by the Adjustment Factor.  For Fiscal Years beginning before January 1, 1994, Plan Compensation shall not exceed $200,000, multiplied by the Adjustment Factor.

The total of the Plan Compensation received by a Highly Compensated Employee (as defined in Article 4.1) who is one of the 10 most Highly Compensated Employees, and/or a 5% Owner, and, for Fiscal Years beginning before January 1, 1997, his spouse and his lineal descendants who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $150,000 ($200,000 for Fiscal Years beginning before January 1, 1994), multiplied by the Adjustment Factor.

2.44         “Profit Sharing Account” means that portion of an Account resulting from Employer Profit Sharing Contributions, whether made in cash or Employer Stock, and attributable Forfeitures and the transfer of Employer Stock from the Stock Plan pursuant to Article 4.11.

2.45         “Qualified Domestic Relations Order” (“QDRO”) has the meaning set forth in Code Section 414(p).

2.46         “Quarter” means a payroll quarter, which ends with the payroll period coinciding with or ending nearest to (but not later than) the calendar year quarter ending on March 31, June 30, September 30 or December 31.

2.47         “REA” means the Retirement Equity Act of 1984.

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2.48         “Rollover Account” means that portion of an Account attributable to an Employee’s rollover contributions and to the direct transfer of benefits to this Plan from another qualified plan on an Employee’s behalf.

2.49         “Salary Deferral Account” means that portion of an Account attributable to Salary Deferral Contributions.

2.50         “SBJPA” means the Small Business Job Protection Act of 1996.

2.51         “Service” has the meaning set forth in Article 9.

2.52         “Spousal Consent” means the revocable written consent of the Participant’s spouse to an action taken by the Participant hereunder which requires such consent under the terms of the Plan; provided that:

(i)            Such consent shall acknowledge the Beneficiary designated by the Participant and the effect of such consent;

(ii)           Any change in the designated Beneficiary, other than to make the spouse the Beneficiary of 100% of the Participant’s vested Account, shall require a new spousal consent;

(iii)          Such consent shall be effective only with respect to that spouse;

(iv)          Such consent shall be witnessed by a notary public; and

(v)           Such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because (1) there is no spouse or, (2) the spouse cannot be located, or (3) such other circumstances exist as may be prescribed by applicable regulations.

2.53         “Stock Plan” means the CH2M Hill Employee Stock Plan.

2.54         “Suspended Participant” means a Participant who has been suspended from deferring amounts to his Salary Deferral Account because he made a hardship withdrawal under the provisions of Article 8.

2.55         “TEFRA” means the Tax Equity and Fiscal Responsibility Act of 1982.

2.56         “Testing Compensation” for purposes of determining (1) whether an Employee is a Key Employee, (2) whether an Employee is a Highly Compensated Employee, and (3) each Participant’s Contribution Percentage and Deferral Percentage pursuant to Article 4.1(c) and 4.1(d) means Allowable Compensation, except that:

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(a)           Amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the Employee’s income under Code Section 125, 402(e)(3), 402(h) or 403(b) shall be included.

(b)           Amounts attributable to periods during which an individual was not eligible to be a Participant shall be excluded for purposes of determining his Contribution Percentage under Article 4.1(c) and Article 4.1(d).

Testing Compensation shall not exceed $150,000, multiplied by the Adjustment Factor.  For Fiscal Years beginning before January 1, 1994, Testing Compensation shall not exceed $200,000, multiplied by the Adjustment Factor.

The total of the Testing Compensation received by a Highly Compensated Employee in a group consisting of the 10 most Highly Compensated Employees and/or a 5% Owner and, for Fiscal Years beginning before January 1, 1997, his spouse and his lineal descendants who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $150,000 ($200,000 for Fiscal Years beginning before January 1, 1994), multiplied by the Adjustment Factor.

2.57         “Top-Heavy Plan” means the Plan during each Fiscal Year in which the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Fiscal Year.  For purposes of determining the value of Employees’ Accounts in the Plan, the following shall be excluded:  (1) rollover contributions from a non-related employer; (2) the Accounts of Participants who have not performed any services for the Employer within the five year period ending on the Determination Date; and (3) the Account of any individual who was a Key Employee with respect to the Plan for any prior Fiscal Year but is not a Key Employee with respect to the Plan for the applicable Fiscal Year.  For purposes of determining the aggregate value of Accounts and/or accrued benefits under this Article, distributions made within a 5 year period ending on the Determination Date shall be included to the extent required by applicable law and regulation.

(a)           Required Aggregation to Determine Top-Heaviness.  If a Key Employee is a Participant in this Plan for any Fiscal Year and the Employer maintains or has maintained any other plans (including terminated plans), (1) in which a Key Employee is or was a participant within the 5 year period ending on the Determination Date, or (2) which must be combined with this Plan in order to meet the requirements of Code Sections 401(a)(4) or 410(b) for any Fiscal Year, then this Plan’s top-heaviness shall be determined for such Fiscal Year by aggregating the Accounts and/or present value of accrued benefits of participants in this Plan and all other such plans.

(b)           Permissive Aggregation to Determine Top-Heaviness.  If the Employer maintains or has maintained any plans (including terminated plans) other than one described in (a) above, the Trustees may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with

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those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Fiscal Year, provided that the requirements of Code Sections 401(a)(4) and 410(b) would continue to be met by treating this Plan, any plan that must be aggregated with the Plan under (a) above and any other plan referred to in this sentence as one unit.  In determining top-heaviness and the aggregate value of Accounts and/or accrued benefits under this Article, the Trustees shall be guided by the provisions of the Code, including but not limited to Code Section 416(g)(3)(B).

2.58         “Trust” means the legal entity created by this Trust Agreement as part of the Plan.

2.59         “Trust Agreement” means this Agreement.

2.60         “Trust Fund” means all property and income held by the Trustees under the Trust Agreement.

2.61         “Trustees” means FRED K. BERRY, SAMUEL H. IAPALUCCI, SHARON SCHLECHTER, CLIFF THOMPSON, and STAN VINSON, and any duly appointed successor(s), as provided in Article 14.

2.62         “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.

2.63         “Valuation Date” means the last day of the Fiscal Year and such other date(s) as may be designated by the Trustees as provided in Article 7.

2.64	List of Terms Defined Elsewhere:		Article

	(a)	“Annual Addition”	5.1
	(b)	“Annual Amount”	5.1
	(c)	“Annual Benefit”	5.1
	(d)	“Average Contribution Percentage”	4.1
	(e)	“Average Deferral Percentage”	4.1
	(f)	“Contribution Percentage”	4.1
	(g)	“Deferral Percentage”	4.1
	(h)	“Defined Benefit Fraction”	5.1
	(i)	“Defined Contribution Fraction”	5.1
	(j)	“Dollar Limitation”	5.1
	(k)	“Eligibility Computation Period”	3.1
	(l)	“Eligible Employee”	3.1
	(m)	“Employer Matching Contributions”	4.1
	(n)	“Employer Profit Sharing Contributions	4.1
	(o)	“Excess Contribution”	4.1
	(p)	“Excess Deferrals”	4.1
	(q)	“Excess Matching Contributions”	4.1

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(r)	“Family Group”	4.1
(s)	“Highly Compensated Employee”	4.1
(t)	“Limitation Account”	5.1
(u)	“Limitation Year”	5.1
(v)	“Non-Elective Contributions”	4.5
(w)	“Non-Highly Compensated Employee”	4.1
(x)	“Percentage Limitation”	5.1
(y)	“Projected Annual Benefits”	5.1
(z)	“Salary Deferral Contributions”	4.1
(aa)	“Social Security Normal Retirement Age”	5.1
(bb)	“Super Top-Heavy”	5.1
(cc)	“Transition Amount”	5.1

*  *  *  *  End of Article 2  *  *  *  *

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ARTICLE 3.
ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

3.1           Definitions.

(a)           “Eligible Employee” means any Employee, except an Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement to which the Employer is a party and which does not specifically provide for coverage of such Employee under the Plan.

(b)           “Eligibility Computation Period” means, for purposes of Profit Sharing Contributions, the 12 consecutive month period beginning with the Employee’s Date of Hire, and each Fiscal Year starting after the Employee’s Date of Hire.

3.2           Participation.

(a)           Continuing Plan Participation.  Each individual who was an Eligible Employee and a Participant in the Plan immediately preceding the effective date of this amendment and restatement shall continue to be a Participant on such effective date.

(b)           Plan Entry.  Each other Eligible Employee shall become a Participant in the Plan as follows:

(i)            For purposes of Salary Deferral Contributions and Matching Contributions:

For Employees of Industrial Design Corporation and Paragon Structural Design, Inc., the first day of the first full pay period coinciding with or next following the Employee’s Date of Hire;

For Employees of Operations Management International, Inc., the first day of the calendar month next following the Employee’s Date of Hire; and

For all other Employees, the Employee’s Date of Hire, and

(ii)           For purposes of Profit Sharing Contributions, on the Entry Date coinciding with or next following the last day of the Eligibility Computation Period in which he completes 1,000 Hours of Service.

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3.3           Beneficiary Designation.

(a)           Designation Procedure.  Each Eligible Employee, upon becoming a Participant, shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his death.  A Participant may change his Beneficiary designation at any time.  Each Beneficiary designation shall be in a form prescribed by the Trustees and will be effective only when filed with the Trustees during the Participant’s lifetime.  Each Beneficiary designation filed with the Trustees will cancel all previously filed Beneficiary designations.

(b)           Spousal Consent.  In the event that a married Participant wishes to designate a Beneficiary other than his spouse for any portion of his vested Account, such designation shall include Spousal Consent.

(c)           Lack of Designation.  In the absence of a valid designation by an unmarried Participant or if no designated Beneficiary survives an unmarried Participant, his interest shall be distributed to his estate.  In the absence of a valid designation by a married Participant or if no designated Beneficiary survives a married Participant, his interest shall be distributed to his surviving spouse, or if there is no surviving spouse, then to his estate.

3.4           Change from Ineligible to Eligible Employee.  An Employee who is excluded under Article 3.1 for any period shall be eligible to participate on the first date he is no longer excluded, provided that the requirements of Article 3.2 have been satisfied, but not earlier than the Entry Date on which he would have entered the Plan had he not been excluded under Article 3.1.

3.5           Former Employee Rehired.  A former Employee who had completed the eligibility requirements of Article 3.2 with the Employer and who is reemployed by the Employer shall become a Participant as of the date of reemployment as an Eligible Employee, but not earlier than the Entry Date on which he would have entered the Plan had his employment not terminated.

3.6           Trustees Determine Eligibility.  Compliance with the eligibility requirements shall be determined by the Trustees in their capacity as Plan Administrator.

*  *  *  *  End of Article 3  *  *  *  *

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ARTICLE 4.
CONTRIBUTIONS

4.1           Definitions.

(a)           “Average Contribution Percentage” (“ACP”) means the average of the Contribution Percentages of a group of Eligible Participants.

(b)           “Average Deferral Percentage” (“ADP”) means the average of the Deferral Percentages of a group of Eligible Participants.

(c)           “Contribution Percentage” means the ratio (expressed as a percentage) of (i) the Matching Contributions allocated to a Participant’s Accounts for such Fiscal Year, to (ii) his Testing Compensation for such Fiscal Year.  The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.  The Employer shall use data from the current Fiscal Year in determining the Contribution Percentage of Non-HCEs.

(d)           “Deferral Percentage” means the ratio (expressed as a percentage) of (i) the contributions made under the Plan to a Participant’s Salary Deferral and Non-Elective Accounts for such Fiscal Year, to (ii) such Participant’s Testing Compensation for such Fiscal Year.  The determination and treatment of the Deferral Percentage of any Participant shall also satisfy such other requirements as may be prescribed by the Secretary of the Treasury.  The Employer shall use data from the current Fiscal Year in determining the Contribution Percentage of Non-HCEs.

(e)           “Employer Matching Contributions” means contributions made by the Employer to the Plan pursuant to Article 4.2(c).

(f)            “Employer Profit Sharing Contributions” means discretionary contributions made by the Employer to the Plan pursuant to Article 4.2(a).

(g)           “Excess Contributions” means Salary Deferral Contributions that exceed those permitted by the non-discrimination tests in Article 4.5.

(h)           “Excess Deferrals” means Salary Deferral Contributions for a calendar year that exceed the dollar limit provided under Article 4.4(a).  If Salary Deferral Contributions are made on behalf of a Participant under two or more plans during a calendar year and the sum of these amounts exceed the dollar limit in Article 4.4(a), then the Trustees shall establish a claims procedure so that the Participant can designate the amounts and the plans from which such Excess Deferrals shall be returned.  The Participant’s claim shall be in writing; shall be submitted to the Plan Administrator not later than the following April 15th; shall specify the amount of the Participant’s Excess Deferrals for the preceding

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calendar year; and shall be accompanied by the Participant’s written statement that if such Excess Deferrals are not distributed, the amounts deferred under this Plan and other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

(i)            “Excess Matching Contributions” means Employer Matching Contributions that exceed those permitted by the non-discrimination tests in Article 4.6.

(j)            “Family Group” means a group of two or more Participants which includes a 5% Owner and/or one of the 10 most Highly Compensated Employees, and one or more of his family members.  For this purpose, a Participant’s family members include his spouse, his lineal ascendant and descendants and spouses of such lineal ascendant and descendants.

(k)           “Highly Compensated Employee (“HCE”)”for Fiscal Years before January 1, 1997 includes:

(i)            A 5% Owner in the current or the preceding Fiscal Year;

(ii)           An Employee whose Testing Compensation exceeds $75,000, multiplied by the Adjustment Factor in the current or the preceding Fiscal Year;

(iii)          An Employee (A) whose Testing Compensation exceeds $50,000, multiplied by the Adjustment Factor in the current Fiscal Year, and (B) who is currently a member of the Top Paid Group, or (C) who met both of the requirements of (A) and (B) in the preceding Fiscal Year;

(iv)          An officer described in Article 2.31(a).  If no officer meets the compensation requirement of Article 2.31(a) and this Article 4.1(k), then the highest paid officer shall be treated as a Highly Compensated Employee regardless of his Testing Compensation.

Notwithstanding the foregoing, an Employee who is not a 5% Owner in the current or the preceding Fiscal Year, who is not in the top 100 Employees of the Employer when ranked by Testing Compensation in the current Fiscal Year and who was not a HCE in the preceding Fiscal Year will not be considered a HCE in the current year.  The Employer may elect to determine who is a HCE on the basis of the calendar year coinciding with or ending within the current Fiscal Year.  If the Fiscal Year coincides with the calendar year, then this Article 4.1(k) will apply only to the current Fiscal Year and not to the preceding Fiscal Year.

(l)            “Highly Compensated Employee” (“HCE”) for Fiscal Years beginning on or after January 1, 1997 (except that, in determining whether an employee is a Highly Compensated Employee in 1997, the following is treated as

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having been in effect in 1996), the term “Highly Compensated Employee” shall include highly compensated active Employees and highly compensated former Employees.

(i)            A highly compensated active employee means any employee who:

(1)           was a 5% Owner of the Employer at any time during the current or preceding Fiscal Year, or

(2)           for the preceding Fiscal Year, (a) had Testing Compensation from the Employer in excess of $80,000 (as adjusted by the Adjustment Factor, except that the base period shall be the calendar quarter ending September 30, 1996), and (b) if the Employer elects the application of this clause for such preceding year, was in the Top Paid Group of Employees for such preceding year.

(ii)           A former Employee shall be treated as a Highly Compensated Employee if: (1) such Employee was a Highly Compensated Employee when such Employee separated from service, or (2) such Employee was a Highly Compensated Employee at any time after attaining age 55.

(m)          “Non-Highly Compensated Employee” (“Non-HCE”) means an Employee who is not a Highly Compensated Employee.

(n)           “Salary Deferral Contributions” means contributions made to the Plan pursuant to Article 4.4.

(o)           “Top Paid Group” for a Fiscal Year is equal to 20% of the total number of Employees of the Employer for the Fiscal Year.  In determining the total number of Employees for such year, the following Employees may be excluded:

(i)            Those who have not completed six months of service at the end of such year;

(ii)           Those who normally work less than 17 ½ hours per week;

(iii)          Those who normally work less than six months per year;

(iv)          Those who have not reached their 21st birthday;

(v)           Non-resident aliens; and

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(vi)          Collectively bargained Employees, provided that this exclusion may be used only if at least 90% of the Employees of the Employer are covered by bona fide collective bargaining agreements.

The Top Paid Group will be determined by listing all of the Employees of the Employer (including those excluded above) in descending order by Testing Compensation and selecting the 20% of the total number of Employees as determined above who are the highest paid.  An Employee may be in the Top Paid Group even though he falls in one of the groups which has been excluded in determining the number of Employees.  The resolution of any ambiguity relating to the determination of HCEs shall be based on Treasury Regulation Section 1.414(q).

4.2           Employer Contributions.

(a)           Employer Profit Sharing Contributions.  As of the last day of each Fiscal Year or as soon as administratively practicable, a Member Employer may make a Profit Sharing Contribution to the Trust for its own Employees in cash or Employer Stock in such amount, if any, as is determined by the Member Employer.  The Profit Sharing Contribution may be reduced by any Profit Sharing Contribution amounts in Limitation Accounts under Article 5, attributable to Employees of such Member Employer.  These contributions will be allocated to such Member Employer’s Participants’ Profit Sharing Accounts as provided in Article 5.2(b).

(b)           Non-Elective Contributions.  A Member Employer may make Non-Elective Contributions for its own Employees in accordance with Article 4.5(f), which shall be allocated to its Participants’ Non-Elective Accounts.

(c)           Employer Matching Contributions.  A Member Employer may contribute to the Plan for each Quarter an amount expressed as a uniform percentage of a Participant’s Salary Deferral Contributions, up to 4% of a Participant’s Plan Compensation, as the Member Employer may determine in its sole discretion from time to time in a reasonable and nondiscriminatory manner.  The Matching Contribution may be reduced by any Matching Contribution amounts in Limitation Accounts under Article 5, attributable to Employees of such Member Employer.

(i)            Notwithstanding the above, an Employee whose Salary Deferral Contributions were stopped during the Fiscal Year due to the dollar limit under Article 4.4(a) will be deemed to have an elected rate of Salary Deferral Contributions in effect for the Quarter equal to his rate prior to reaching the limit.

(ii)           No Matching Contribution amount shall knowingly be made:

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(1)           on Excess Deferrals or Excess Contributions, or

(2)           to the extent they would cause any non-discrimination test under Code Sections 401(m) or 401(a)(4) to fail.

(iii)          The rate of the Matching Contribution shall be determined annually by the Member Employer.

(iv)          Employer Matching Contributions may be made in cash or in Employer Stock.

(d)           Restoration Contribution.  The Member Employer shall make the contributions required to restore the Accounts of its Participants as described in Article 5.5 and Article 6.4.  These contributions will be allocated in accordance with their purpose.

(e)           Top-Heavy Minimum Contribution.  For any Fiscal Year during which the Plan is a Top-Heavy Plan, the sum of the Member Employer’s Profit Sharing Contributions, Non-Elective Contributions, and Forfeitures allocated on behalf of each of its Participants who is a Non-Key Employee, but is employed by the Member Employer as an Eligible Employee on the last day of the Fiscal Year shall not be less than the lesser of:

(i)            5% of the Allowable Compensation paid or accrued to such Employee during the Fiscal Year; or

(ii)           The highest percentage of Allowable Compensation which is allocated during the Fiscal Year on behalf of any Key Employee in the aggregate:

(1)           To his Employer Account under Article 5.2 of this Plan; and

(2)           To his Salary Deferral Account under this Plan; and

(3)           From contributions by the Employer to his account in any other defined contribution plan.

To the extent that these minimum allocations are not provided by other provisions of this Plan, the Employer shall make a minimum contribution in an amount which is determined to meet the requirements of this Article 4.2(e), which shall be allocated to the Accounts of Participants who are Non-Key Employees to carry out the purpose of this Article.

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4.3           Timing of, Limitations on, and Return of Employer Contributions.

(a)           Amount and Timing of Contributions.  Employer contributions shall not exceed an amount which is estimated to constitute the maximum allowable deduction under Code Section 404(a).  Employer contributions shall be paid to the Trustee on or prior to the last day for filing the Member Employer’s federal income tax return for such year, including any extensions of time granted for such filing.  Contributions shall be made in cash; provided, however, that Employer Matching and/or Employer Profit Sharing Contributions may be made in cash or in Employer Stock in the sole discretion of the Employer.

(b)           Return of Employer Contributions.  If an amount is contributed by the Employer due to a mistake of fact, the Employer shall be entitled to recover such amount within one year of the date such contribution is made.  Unless otherwise provided in a resolution of the Board, any amounts contributed by the Employer which are disallowed as a deduction under Code Section 404 shall be returned to the Employer within one year of the date such deduction is disallowed.  Trust income attributable to the amount to be recovered shall not be paid to the Employer, but Trust loss attributable thereto shall reduce such amount.

4.4           Salary Deferral Contributions.

(a)           General Rules.  Each Participant may elect in writing to have the Employer make Salary Deferral Contributions on his behalf in an amount from 1% to 20% of such Participant’s Plan Compensation.  Notwithstanding the foregoing, no more than $7,000 or such other amount as may be established under Code Section 402(g) ($10,500 for 2000), multiplied by the Adjustment Factor, of Salary Deferral Contributions may be made on behalf of any Participant during any calendar year.

(b)           Administrative Guidelines.  The Trustees have the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which Salary Deferral Contributions shall be made, as well as the manner and method by which Salary Deferral Contributions may be changed or discontinued temporarily or permanently.  Participants who do not elect to begin making Salary Deferral Contributions as of the date their participation begins in accordance with Article 3.2(b)(i), can begin making such contributions only as of any subsequent January 1, April 1, July 1, or October 1.  Participants who have stopped making Salary Deferral Contributions can again begin making such contributions only as of any subsequent January 1, April 1, July 1, or October 1.  All Salary Deferral Contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant’s Plan Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Employer within a reasonable

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period following the date of deduction, but in no event later than 90 days after the date on which such salary would otherwise have been paid.  All Salary Deferral Contributions shall be credited to such Participant’s Salary Deferral Account and shall be treated as Employer contributions for purposes of their deductibility and tax treatment under the Code.

(c)           Payment of Excess Deferrals.  Notwithstanding any other provision of the Plan, the Plan Administrator shall distribute a Participant’s Excess Deferrals, as adjusted for allocable income or loss.  If the Trustee receives a timely claim from a Participant for a return of Excess Deferrals, it shall distribute the Excess Deferrals specified by the Participant in his or her claim.  The Plan Administrator shall make all distributions under this subsection no later than April 15 of the calendar year following the calendar year in which the Excess Deferrals occurred, or if later, the calendar year in which the Excess Deferrals were discovered.  If the Plan Administrator distributes the Excess Deferrals by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code.

4.5           Non-Discrimination Tests for Elective Deferrals.

(a)           General Rule.  The Deferral Percentages for any Fiscal Year shall satisfy the table below:

If ADP of Eligible Participants Who are Non-HCEs is:	Then, ADP of Eligible Participants Who are HCEs Cannot Exceed:
(1)	(2)
Less than 2%	Two times column (1) ADP
2% but less than 8%	Column (1) ADP plus 2%
8% or greater	1.25 times column (1) ADP

(i)            Family Aggregation.  For Fiscal Years beginning before January 1, 1997 only, a single Deferral Percentage shall apply to all members of a Family Group and shall be determined by totaling the amounts credited to the Salary Deferral Accounts of all members of the Family Group and dividing by the sum of the Testing Compensation received by such members.

(ii)           Inclusion of Non-Elective Deferrals.  Amounts allocated to a Participant’s Non-Elective Account for a Fiscal Year may be included in computing his Deferral Percentage.

(iii)          Participation in Multiple 401(k) Plans.  The Deferral Percentage for any Employee who is a Participant under two or more Code Section 401(k) arrangements of the Employer shall be the sum of the Deferral Percentages for such Employee under such arrangements.

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(iv)          Aggregation of Plans.  In the event that one or more other plans are aggregated with this Plan to satisfy Code Sections 401(a)(4) and 410(b), the Deferral Percentages of Eligible Participants shall be determined as if all such plans were a single plan.  All such plans must have the same plan year.

Notwithstanding the foregoing, if Article 4.5(a) would otherwise not be met for Fiscal Years commencing on or before December 31, 1991, the Trustees may restructure the Plan into component plans based on employee groups in accordance with Proposed and Temporary Treasury Regulation Sections 1.401(a)(4)-(9).  Each such component plan must meet the tests in this Article 4.5(a).

(b)           Corrective Actions.

(i)            If the Salary Deferral Contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the non-discrimination tests of this Article 4.5, then the Trustees may, at their discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:  (1) reduce Salary Deferral Contributions made on behalf of Participants who are HCEs for the remainder of the Fiscal Year; or (2) return Excess Contributions to the affected Participants in accordance with Article 4.5(h).

(ii)           A Member Employer may make a “Non-Elective Contribution” for any Fiscal Year for its own Employees.  Such contribution shall be allocated to the Non-Elective Accounts of a group of Eligible Participants who are Non-HCEs and who are selected on a basis that is not prohibited by law or by regulation.  Each Participant who is entitled to share in such contribution for a Fiscal Year shall receive an allocation in the same ratio to such contribution as his Testing Compensation bears to the Testing Compensation of all those eligible for such an allocation.

(iii)          If the Trustees have restructured the Plan into component plans in accordance with (e), the Trustees may take the actions in (f)(i) with respect to the HCEs of any component plan which would not otherwise pass the non-discrimination tests of Article 4.5 or the Employer may make a Non-Elective Contribution which shall be allocated in accordance with (f)(ii) but only to Participants who are included in any component plan which would not otherwise pass the non-discrimination tests of Article 4.5.

(c)           Determination of Excess Contributions.

(i)            The maximum Deferral Percentage for a Participant who is a HCE is calculated by reducing the Deferral Percentage of the HCE with

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the highest Deferral Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination test in Article 4.5(a), or (2) cause such HCE’s Deferral Percentage to equal the Deferral Percentage of the HCE with the next highest Deferral Percentage.  This process will be repeated as necessary until the Plan satisfies the non-discrimination test in Article 4.5(a).

(ii)           The reduction of the Deferral Percentage of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the amounts allocated to the Salary Deferral Account of each member of the Family Group.

(iii)          A HCE’s Excess Contribution is equal to the difference between (1) the amount of contribution actually made under the Plan to his Salary Deferral Account for such Fiscal Year, and (2) the amount determined by multiplying the maximum Deferral Percentage calculated in (i) by such HCE’s Testing Compensation.

(iv)          If the Trustees have restructured the Plan into component plans in accordance with (e), the computations in (g)(i), (ii) and (iii) shall be made only for the HCEs of any component plan which does not otherwise meet the non-discrimination tests of Article 4.5.

(d)           Payment of Excess Contributions.

(i)            Effective for Fiscal Years beginning on or after January 1, 1997, any distribution of Excess Contributions for any Fiscal Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, such Highly Compensated Employees.  Excess Contributions will be distributed according to the following procedures:

(1)           The dollar amount of Excess Contributions is computed for each affected Highly Compensated Employee in accordance with the provisions of the Plan currently in effect.

(2)           The Salary Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Salary Deferral Contributions shall be reduced until all Excess Contributions have been distributed or until such Salary Deferral Contributions equal the dollar amount of Salary Deferral Contributions made by the Highly Compensated Employee with the next highest dollar amount of contributions, whichever comes first.  This amount will be distributed to the Highly Compensated Employee with the highest dollar amount of Salary Deferral Contributions.

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(3)           This process shall be repeated until total Excess Contributions are distributed.

(4)           If these distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Code Section 401(k)(3) regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Code Section 401(k)(3).

(5)           The above procedures are used for the purposes of recharacterizing excess contributions under Code Section 401(k)(8)(A)(ii).

(6)           For purposes of Code Section 401(m)(9), if a corrective distribution of excess contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Code Section 401(k)(3).

(ii)           For Fiscal Years beginning before January 1, 1997, Excess Contributions shall be distributed in proportion to the relevant Participants’ Elective Deferrals for the relevant Fiscal Year.

(iii)          Notwithstanding any other provision of the Plan, Excess Contributions, plus any income or less any loss allocable thereto as determined in Article 4.7, shall be paid in accordance with the following procedures:

(1)           Excess Contributions for a Fiscal Year shall be paid to Participants on whose behalf such Excess Contributions were made, no later than the last day of the succeeding Fiscal Year.

(2)           The Excess Contributions which would otherwise be paid shall be reduced, in accordance with regulations, by any Excess Deferral Amounts paid to the Participant.

(iv)          Payments under this Article 4.5(h) shall be made from the Participant’s Salary Deferral Account.

4.6           Non-Discrimination Tests for Employer Matching Contributions.

(a)           General Rule.  Employer Matching Contributions for any Fiscal Year shall satisfy the table below:

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If ACP of Eligible Participants Who are Non-HCEs is:	Then, ACP of Eligible Participants Who are HCEs Cannot Exceed:
(1)	(2)
Less than 2%	Two times column (1) ACP

2% but less than 8%	Column (1) ACP plus 2%

8% or greater	1.25 times column (1) ACP

(i)            Family Aggregation.  For Fiscal Years beginning before January 1, 1997 only, a single Contribution Percentage shall apply to all members of a Family Group and shall be determined by totaling the amounts credited to the Matching Accounts of all members of the Family Group and dividing by the total of the Testing Compensation received by such members.

(ii)           Inclusion of Non-Elective Contributions.  Any amounts allocated to a Participants’ Non-Elective Accounts for a Fiscal Year and not used to meet the tests in Article 4.5 shall be included in the Contribution Percentage.

(iii)          Aggregation of 401(m) Arrangements.  The Contribution Percentage for any Employee who is a Participant under two or more Code Section 401(m) arrangements of the Employer shall be the sum of the Contribution Percentages for such Employee under such arrangements.

(iv)          Aggregation of Plans.  In the event that one or more other plans are aggregated with this Plan to satisfy Code Sections 401(a)(4) and 410(b), this Article 4.6 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.  All such plans must have the same plan year, starting with the Fiscal Year which commences in 1989.

(v)           Component Plans.  Notwithstanding the foregoing, if the Plan has been restructured into component plans in accordance with Article 4.5(a)(v), the same component plans must be used for purposes of this Article 4.6 and separate tests performed for each component plan under Article 4.6(a) and (g).  In a similar fashion, corrective actions under (h) below, determination of the amount of Excess Matching Contributions under (i) below and corrective payments under (j) below shall apply only to HCEs of any component plans that do not meet the tests in Article 4.6(a) and/or (g).

(b)           Multiple Use of Alternative Limitation.  If the provisions of Articles 4.5 and 4.6 apply to one or more HCEs and if both the ADP and the ACP

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of HCEs exceed the corresponding ADP and ACP of Non-HCEs multiplied by 1.25, then an additional non-discrimination test must be met, as follows:

(i)            The sum of the ADP and ACP of Eligible Participants who are HCEs shall not exceed the greater of:  (A) the sum of A & B; where A = 1.25 times the greater of the ADP or the ACP of Eligible Participants who are Non-HCEs, and B = two time the smaller of the ADP or ACP of Eligible Participants who are Non-HCEs or, if less, two percent plus such smaller percentage; or (B) the sum of A & B; where A = 1.25 times the lesser of the ADP or ACP of Eligible Participants who are Non-HCEs, and B = two times the greater of the ADP or ACP of Eligible Participants who are Non-HCEs or, if less, two percent plus such greater percentage.

(ii)           The ACPs and ADPs used in this Article 4.6(b) shall be determined after any corrective distributions have been made of Excess Deferrals, Excess Contributions, and Excess Matching Contributions.

(c)           Corrective Actions.

(i)            If the Matching Contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the non-discrimination tests of this Article 4.6, the Trustees may at their discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:

(1)           Reduce Salary Deferral Contributions that would otherwise be permitted for HCEs for the remainder of the Fiscal Year and the Matching Contributions that would have been made based on such Salary Deferral Contributions.

(2)           Pay any fully vested matching contributions to the affected HCEs, as provided in Article 4.6(j).

(3)           Forfeit as necessary any non-vested Matching Contributions that were made on behalf of the affected HCEs.

(ii)           If Salary Deferral Contributions for any year would otherwise cause the Plan to fail to meet the multiple use of alternative limitation provisions of (g) above, procedures similar to those detailed in Article 4.5(f), (g) and (h) shall be used to bring the Plan into compliance with such provisions.  Any Salary Deferral Contributions which must be returned to Participants pursuant to this Article 4.6(h) shall be considered Excess Contributions for purposes of this Plan.

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(d)           Determination of the Amount of Excess Matching Contributions.

(i)            The maximum Contribution Percentage for a Participant who is a HCE is calculated by reducing the Contribution Percentage of the HCE with the highest Contribution Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination tests in Articles 4.6(a) and (g), or (2) cause such HCE’s Contribution Percentage to equal the Contribution Percentage of the HCE with the next highest Contribution Percentage.  This process will be repeated, as necessary, until the Plan satisfies the non-discrimination tests in Articles 4.6(a) and (g).

(ii)           The reduction of the Contribution Percentage of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the Matching Contributions allocated to the Account of each member of the Family Group.

(iii)          A HCE’s Excess Matching Contribution is equal to the difference between (1) the amount of Matching Contribution actually made to his Account under the Plan for such Fiscal Year and (2) the amount determined by multiplying the maximum Contribution Percentage calculated in (i) above by such HCE’s Testing Compensation.

(e)           Corrective Payments.

(i)            Effective for Fiscal Years beginning on or after January 1, 1997, any distribution of Excess Matching Contributions for any Fiscal Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, such Highly Compensated Employees.  Forfeitures of Excess Matching Contributions may not be allocated to Participants whose contributions are reduced under this Article 4.6(j).  Excess Matching Contributions will be distributed according to the following procedures:

(1)           The dollar amount of Excess Matching Contributions is computed for each affected Highly Compensated Employee in accordance with the provisions of the Plan currently in effect.

(2)           The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions shall be reduced until all Excess Matching Contributions have been distributed or until such Matching Contributions equal the dollar amount of Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of contributions, whichever comes first.  This amount will be distributed to the Highly Compensated Employee with the highest dollar amount of Matching Contributions.

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(3)           This process shall be repeated until total Excess Matching Contributions are distributed.

(4)           If these distributions are made, the Actual Contribution Percentage is treated as meeting the nondiscrimination test of Code Section 401(m)(2) regardless of whether the Actual Contribution Percentage, if recalculated after distributions, would satisfy Code Section 401(m)(2).

(5)           For purposes of Code Section 401(m)(9), if a corrective distribution of Excess Matching Contributions has been made, the Actual Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Code Section 401(m)(2).

(ii)           Effective for Fiscal Years beginning before January 1, 1997, any distribution of Excess Matching Contributions for any Fiscal Year shall be made to HCEs on the basis of the respective portions of such amounts attributable to each of such Employees.

Notwithstanding any other provisions of the Plan, Excess Matching Contributions, plus any income and less any loss allocable thereto, as determined under Article 4.7, shall be paid or forfeited in a nondiscriminatory manner.  Excess Matching Contributions shall be paid, if appropriate, to Participants for whom such contributions have been made during a Fiscal Year, or forfeited, if appropriate, no later than the last day of the succeeding Fiscal Year.  If such Matching Contributions are not vested, they will be forfeited.  If such Matching Contributions are vested, they will be paid to the Participant.

4.7           Adjustment to Corrective Payments.  Excess Deferrals and Excess Contributions shall all be paid to the appropriate Participants, together with an investment adjustment.  Such adjustment shall be computed by the Trustees to establish a proportionate crediting of Trust income or loss between the excess amounts and the amounts which are not to be returned for the Fiscal Year in which such excess occurred.

4.8           Overriding Limitations.

(a)           Corrective Actions.  When Salary Deferral Contributions made on behalf of Participants who are HCEs are reduced for the remainder of a Fiscal Year, no Matching Contributions shall be made with respect to the Salary Deferral Contributions not permitted because of such reduction.

(b)           Excess Deferrals.  When Excess Deferrals are paid to a Participant, any Matching Contributions that are attributable to such Excess Deferrals shall be forfeited.

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(c)           Excess Contributions.  When Excess Contributions are paid to a Participant, any Matching Contributions that are attributable to such Excess Contributions shall be forfeited.

4.9           Record Requirements.  The Trustees shall maintain such records as may be needed to prove that for each Fiscal Year commencing on or after January 1, 1987, the requirements of Article 4.5 and Article 4.6 are met.

4.10         Rollover Contributions.

(a)           Rollover Contributions Permitted.  The Trustees may accept a rollover contribution from an Employee who is or is to become a Participant, in accordance with and subject to the limitations of applicable sections of the Code.

(b)           General Rules.  A rollover contribution shall be made within 60 days of the Participant’s receipt of the distribution (unless made as a Direct Rollover) and shall not include any amounts contributed by the Employee, except to the extent permitted by the Code and applicable regulations.  An Employee may be required to furnish evidence satisfactory to the Trustees that the amount to be transferred meets all of the requirements.

(c)           Rollovers Credited to Rollover Account.  A rollover contribution may be made in cash and shall be credited to such Rollover Account as of the date such contribution is received.  The Participant’s Rollover Account shall be fully vested and shall be valued pursuant to Article 7.

(d)           Investment of Rollover Contributions.  If a Participant makes a rollover contribution to the Trust, the Trustee shall invest the contributions as part of the Participant’s Account in the Trust Fund.

(e)           Direct Transfer From Another Trust.  The Trustees in their sole discretion may accept on behalf of any Participant, or Employee who is to become a Participant, the direct transfer of amounts from any other trust qualified under Code Section 501(a), which is part of any plan qualified under Code Section 401(a).  In no event, however, may the Trustees accept a direct transfer from:  (i) a defined benefit pension plan, (ii) a defined contribution plan subject to the minimum funding standards of Code Section 412, or (iii) any other defined contribution plan to which the requirements of Code Section 401(a)(11)(A) apply with respect to such Participant or Employee, unless such a direct transfer may be made under applicable law and regulation without jeopardizing this Plan’s exempt status under Code Section 401(a)(11)(B).

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4.11         Transferred Employer Stock.  Effective June 1, 2000, the Trustees shall accept on behalf of any Participant who was also a Participant in the Stock Plan, a direct transfer of amounts from the Stock Plan to the Plan. A transfer from the Stock Plan shall be made and held in Employer Stock and shall be credited to the Participant’s Profit Sharing Account as of the date such contribution is received.  The Participant’s Profit Sharing Account, with respect to the transferred Employer Stock, shall be vested pursuant to Article 6, shall be valued pursuant to Article 7 and shall be distributed pursuant to Article 8, which are consistent with the terms of the Stock Plan prior to the merger.

*  *  *  *  End of Article 4  *  *  *  *

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ARTICLE 5.
ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

5.1           Definitions.

(a)           “Annual Addition” means the sum for the Limitation Year to which the allocation pertains (whether or not allocated in such year) of all Employer and Employee contributions and Forfeitures allocated to the Participant’s Account in this Plan for such year and any other similar contributions to any other defined contribution plan maintained by the Employer and an Affiliated Employer, including Excess Contributions and Excess Matching Contributions (regardless of when corrected or returned) and Excess Deferrals if not returned or otherwise corrected by the April 15 following the calendar year in which made.

(b)           “Annual Amount” means the lesser of 35% (1.4 x 25%) of the Participant’s Allowable Compensation (as defined in Article 2) for such Limitation Year or $37,500 (125% of $30,000), or such other amount as may be established for such Limitation Year under Code Section 415(d) for any Limitation Year.

(c)           “Annual Benefit” means the sum of all annual benefits payable in the form of a single life annuity from all defined benefit plans (whether or not terminated) maintained by a Member Employer.  Benefits payable in any other form, except a qualified joint and survivor annuity as defined in Code Section 417(b), shall be adjusted to the actuarial equivalent of a single life annuity beginning at the same age.  The Annual Benefit shall not be adjusted for any pre-retirement death or disability benefits provided.

(d)           “Defined Benefit Fraction” means the fraction in which the:

(i)            Numerator equals the Participant’s Projected Annual Benefit in the defined benefit plan determined as of the close of the Limitation Year, and

(ii)           Denominator equals the lesser of 140% of the Percentage Limitation or 125% of the Dollar Limitation.

(e)           “Defined Contribution Fraction” means the fraction in which the:

(i)            Numerator equals the sum of a Participant’s Annual Additions for each Limitation Year to date from all defined contribution plans (whether or not terminated) maintained by the Employer, less any Transition Amounts, and

(ii)           Denominator equals the sum of the Annual Amounts for each Limitation Year included in the Participant’s Service, plus any Transition Amounts.

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(f)            “Dollar Limitation” means the adjusted value of $90,000, or such other amount as may be in effect on the last day of the Limitation Year pursuant to Code Section 415(d), based on the age of the Participant when the benefit begins as follows:

Age	Limitation Adjustment Under the Defined Benefit Plan

Over the Social Security Normal Retirement Age

Limitation is actuarially increased based on the mortality table used for actuarial equivalence in the Plan and 5% interest, but not more than the actuarial increase (if any) specified in the Defined Benefit Plan

Social Security Normal Retirement Age	No adjustment

Age 62 and over but below Social Security Normal Retirement Age	Limitation is reduced by 5/9% for each of the first 36 months and by 5/12% for each of the next 24 months that the age precedes Social Security Normal Retirement Age

Under 62

The lesser of:

(i)            actuarial equivalent of limitation for age 62, based on the mortality table used for actuarial equivalence in the Plan and 5% interest, and

(ii)           the limitation at age 62 multiplied by the ratio of the Plan’s early retirement factor at age of commencement to the Plan’s early retirement factor at age 62

If a Participant has completed less than ten years of Service in the Defined Benefit Plan, the Dollar Limitation shall be adjusted by multiplying such limitation by a fraction, the numerator of which is the Participant’s number of years (or part thereof) of Service not to exceed ten, and the denominator of which is ten.

(g)           “Limitation Account” means an account expressly set up and maintained to hold Excess Annual Addition amounts contributed in error pursuant to Article 5.3(b).

(h)           “Limitation Year” means the Fiscal Year.

(i)            “Percentage Limitation” means 100% of the average of Allowable Compensation (as defined in Article 2) paid or accrued over the three (or the Participant’s actual number of years of Service, if fewer) consecutive Limitation Years included in the Participant’s Service which produce the highest average.  If a Participant has completed less than ten years of Service with a Member Employer, this limitation shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant’s number of years of Service (or part thereof), and the denominator of which is ten.  In no event shall the reduction for less than 10 years of Service reduce this limitation to an amount less than one-tenth of the applicable limitation (as determined without regard to this paragraph).

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(j)            “Projected Annual Benefit” means the Annual Benefit that a Participant in a defined benefit plan would be entitled to under the terms of that plan based on the following assumptions:

(i)            The Participant will continue employment until normal retirement age (or his current age, if later) under the terms of that plan;

(ii)           The Participant’s compensation for the applicable limitation year will remain the same until his normal retirement age under (i) above; and

(iii)          All other relevant factors used to determine benefits under that plan for the applicable limitation year will remain constant for all future limitation years.

(k)           “Social Security Normal Retirement Age” means the age when unreduced old-age benefits are available from Social Security (as adjusted pursuant to Code § 415(b)(8)), rounded to the next higher year, according to the following table:

Year of Birth	Social Security Normal Retirement Age
1937 and Before	65
1938-1954	66
1955 and After	67

(l)            “Super Top-Heavy” means a Plan which is Top-Heavy after substituting 90% for 60% in the definition for Top-Heavy in Article 2.

(m)          “Transition Amount” means an amount which is permanently subtracted from the numerator or added to the denominator of the Defined Contribution Fraction pursuant to transition rules related to the amendments of Code Section 415.

5.2           Allocation Methods.

(a)           Salary Deferral, Non-Elective, Matching, Top-Heavy Minimum and Restoration Contributions.  Salary Deferral, Non-Elective, Matching, Top-Heavy Minimum and Restoration Contributions are allocated as provided in Article 4.

(b)           Profit Sharing Contributions.  Member Employer Profit Sharing Contributions and amounts in Limitation Accounts attributable to Member Employer Profit Sharing Accounts for any Fiscal Year, shall be allocated as of the last day of such Fiscal Year to the Profit Sharing Accounts of all Eligible Participants of the Member Employer in the ratio that each such Eligible Participant’s Plan Compensation from such Member Employer during the Fiscal

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Year bears to the aggregate Plan Compensation of all Eligible Participants of the Member Employer for the Fiscal Year.

(c)           Overriding Top-Heavy Minimum Allocation.  Notwithstanding the provisions of Article 5.2(b), for any Fiscal Year during which the Plan is a Top-Heavy Plan the requirements of Article 4.2(e) shall be met.

5.3           Limitations on Annual Allocations.

(a)           Limitation Amount.

(i)            Notwithstanding any other provision of this Plan to the contrary, for Fiscal Years beginning on or after January 1, 1995, the Annual Addition to a Participant’s Account for any Limitation Year shall not exceed the lesser of 25% of the Employee’s Allowable Compensation or $30,000, or such other amount for the Limitation Year as may be established under Code Section 415(d).

(ii)           Notwithstanding any other provision of this Plan to the contrary, for Fiscal Years beginning before January 1, 1995, the Annual Addition to a Participant’s Account for any Limitation Year shall not exceed the lesser of 25% of the Employee’s Allowable Compensation or $30,000 (or, if greater, ¼ of the dollar limitation in effect under Code Section 415(b)(1)(A)), or such other amount for the Limitation Year as may be established under Code Section 415(d).

(b)           Treatment of Excess Annual Addition Made in Error.  In the event that (as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s compensation, a reasonable error in determining the amount of elective deferrals or other limited facts and circumstances which the Internal Revenue Service finds to be applicable) an amount would otherwise be allocated which would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated:

(i)            First, by returning to such Participant, to the extent necessary his Salary Deferral Contributions, if any.  A return of Salary Deferral Contributions shall include investment gains attributable to such contributions determined as provided in Article 4.7;

(ii)           Second, by holding any excess Profit Sharing and/or Matching Contribution amounts in a Limitation Account.  Any amounts in the Limitation Accounts shall be reallocated among the appropriate Accounts of Eligible Participants pursuant to Article 5.2 as of the last day of each succeeding Fiscal Year until the excess is exhausted, provided that the Annual Addition limitation with respect to any Participant may not be exceeded in any Limitation Year.  No allocation of contributions may be

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credited to the Accounts of Eligible Participants in succeeding years until such excess has been exhausted.

5.4           Overall Limitation for Different Types of Plans.

(a)           General Limitation.  For Limitation Years beginning before January 1, 2000 only, a Participant in this Plan is also a Participant in a qualified defined benefit pension plan maintained by the Employer or an Affiliated Employer (or was at any time a Participant in such a defined benefit pension plan maintained by the Employer or an Affiliated Employer which has since been terminated), the sum of the Defined Contribution Fraction and the Defined Benefit Fraction for any Limitation Year shall not exceed 1.0. If a restriction on contributions or benefits is required for any Employee, such restriction will first be applied to the CH2M Hill Retirement and Tax-Deferred Savings Plan.

(b)           Super Top-Heavy Limitation.  For Limitation Years beginning before January 1, 2000 only, for each Fiscal Year in which the Plan is Super Top-Heavy or if the Plan is Top-Heavy and the minimum contribution under Article 4.2(e) is less than 7.5%, 100% shall be substituted for 125% wherever it appears in Articles 5.1(b) and (d), unless no additional allocations or benefits accrue to any affected Participant.

5.5           Restoration Procedures.

(a)           Computing Amounts.  In the event that a Participant’s Account was improperly excluded in any year from an allocation of Employer contributions and Forfeitures pursuant to Article 5.2, such Participant’s Account shall be restored to its correct status by the addition of amounts that are determined as follows:

(i)            First, an amount will be computed on the same basis as Employer contributions and Forfeitures that were allocated to the Accounts of other Eligible Participants under Article 5.2 in each year for which restoration is necessary, and

(ii)           Second, Trust Fund income, gain or loss attributable to amounts that should have been allocated under (i) above will be computed on the same basis that Trust Fund income, gain or loss was allocated to other Participants’ Accounts in the valuation process described in Article 7.2 in each year for which restoration is necessary.

(b)           Income, Gain or Loss.  In the event that a Participant’s Account was improperly excluded in any year from an allocation of Trust Fund income, gain or loss pursuant to the valuation process described in Article 7.2, such Participant’s Account shall be restored to its correct status by the addition or subtraction of

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amounts that should have been allocated under Article 7.2 in each year for which restoration is necessary.

(c)           Source of Amounts.  Such amounts shall be restored first from Forfeitures, if any; and then, if necessary, the Member Employer shall contribute an amount which is necessary to fully restore each improperly excluded Account.

*  *  *  *  End of Article 5  *  *  *  *

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ARTICLE 6.
VESTING OF ACCOUNTS

6.1           Automatic Vesting.

(a)           Retirement, Death or Disability.  The value of a Participant’s Account shall become fully vested (i) when the Participant attains his Normal Retirement Date or reaches age 55 and completes 5 Years of Service while an Employee, or (ii) upon his termination of employment by reason of death or Disability.

(b)           Employee Account.  A Participant’s Employee Account shall be fully vested at all times.

(c)           Non-Elective Account.  A Participant’s Non-Elective Account shall be fully vested at all times.

6.2           Vesting Based on Service.

(a)           General Rule.  Except as otherwise provided in Article 6.4(e) and Article 14.3, a Participant’s Employer Account shall become vested in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years or more	100%

(b)           Special Rule.  Notwithstanding the foregoing, effective July 1, 1995, Participants employed by Member Employer Operations Management International, Inc. shall vest in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years or more	100%

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6.3           Years of Service for Vesting.

(a)           Year of Service.  An Employee shall be credited with one year of Service for vesting for each full year in his Period of Service, as defined in Article 9.3.

(b)           Termination Prior to Vesting.  If the vested percentage applicable to a Participant’s Employer Account is 0% at the time his Service terminates, his Service prior to such termination shall be disregarded for vesting purposes if he is reemployed after he has incurred 5 consecutive Breaks in Service.

6.4           Forfeitures and Restorations.

(a)           Forfeitures on Date of Termination.  Any remainder of a terminating Participant’s Account which is not vested shall be forfeited on the earliest to occur of the following dates:

(i)            The date of termination of the Participant, provided that this date applies only if the Participant did not then have a vested interest in his Account;

(ii)           The date on which the terminated Participant receives payment of his entire vested interest;

(iii)          The date on which the Participant completes five consecutive one-year Breaks in Service.

(b)           Application of Forfeitures.  Forfeitures of Participants’ Matching and Profit Sharing Accounts during a Fiscal Year (including Forfeitures of Matching Contributions under Article 4) which are not used to restore a Participant’s Account as of the last day of such Fiscal Year shall be used for any of the following purposes: (i) to reduce future Matching and/or Profit Sharing Contributions, (ii) to pay the reasonable expenses of administering the Plan, and (iii) to be allocated as of the last day of the Fiscal Year to the Matching and/or Profit Sharing Accounts of Eligible Participants, as designated by the Employer.  Forfeitures of this Plan shall be available as provided under this subsection without regard to the Member Employer which contributed such assets.

(c)           Reemployment After Forfeiture.  If a Participant is reemployed before incurring five (5) consecutive Breaks in Service, any amounts forfeited shall be treated as follows:

(i)            Restoration If No Distribution.  In the event a Participant did not receive a distribution of his vested interest, any amounts previously forfeited shall be fully restored as provided in (iii) below and shall be recredited to the Participant’s Account as of his reemployment date.

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(ii)           Restoration If Total Distribution Repaid.  In the event a distribution of a Participant’s entire vested Account was made to him, the forfeited amount shall be fully restored as provided in (iii) below if he makes an after-tax contribution (which shall not be subject to Code Section 401(m)) of the full amount of the prior distribution before the date which is 5 years after he is reemployed by the Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier.  If the Participant does not make such contribution by that date, the forfeited amount will not be restored.

(iii)          Source of Restored Amounts.  Forfeited amounts to be restored for any Fiscal Year may be restored from Forfeitures as of the last day of a Fiscal Year, from additional Employer contributions for such Fiscal Year, from Trust income, or from a combination of these methods, as determined by the Trustees.

(d)           No Partial Repayments Permitted.  A Participant shall not be permitted to repay part of a distribution.

(e)           No Restoration After Five Consecutive Breaks in Service.  If a Participant is reemployed after five (5) consecutive Breaks in Service, no portion of his non-vested Account shall be restored and any undistributed vested interest shall be maintained as a separate fully vested Account.

6.5           No Divestment.  Except as provided under Articles 4.3(b), 6.7 and 14.8, a Participant’s vested rights shall not be subject to divestment for any reason.

6.6           Amendment to Vesting.  Notwithstanding any other provisions of this Article 6, if any amendment is adopted changing the vesting schedule under the Plan, any Participant having at least three years of Service (as determined in accordance with Article 6.3(a)) as of the last day of the election period shall have the right at any time during the election period beginning on the date such amendment is adopted and ending 60 days following the latest of (i) the date the amendment is adopted, (ii) the date it becomes effective, or (iii) the date the Participant receives notice of such amendment, to elect in writing to have such Participant’s nonforfeitable percentage computed without regard to such amendment.  Such election shall be irrevocable.

6.7           Lost Participants.

(a)           Participant’s Account.  If all or a portion of a Participant’s Account becomes payable under Article 8 and the Trustees, after a reasonable search, cannot locate the Participant or his Beneficiary (if such Beneficiary is entitled to payment), the vested Account shall:

(i)            Be used to establish an Individual Retirement Account in the Participant’s name; or

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(ii)           Remain in the Plan for a sufficient period of time so that under state law the Account would escheat, at which point the Account shall be forfeited and reallocated, in accordance with Articles 4 and 5, as of such date as the Trustees may decide.

(b)           Search for Participants.  The Trustees shall make a reasonable attempt to find such a Participant, including securing any assistance available from the Internal Revenue Service.

(c)           Restoration.  If an Account is forfeited under this Article 6.7, and the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Trustees, the Trustees shall cause the vested Account, equal to the amount that was forfeited under this Article 6, to be restored in accordance with the provisions of Article 5.5.

*  *  *  *  End of Article 6  *  *  *  *

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ARTICLE 7.
PARTICIPANTS’ ACCOUNTS

7.1           Separate Accounts.  The Trustees shall open and maintain a separate Account for each Participant.  Each Participant’s Account shall reflect the amounts allocated thereto and distributed therefrom, the market value of the investments of such Account, if available, and with respect to Employer Stock, such other information as affects the value of the Participant’s Account.

7.2           Determination of Value of Participant Accounts.  As of each Valuation Date, the Trustees shall determine the value of each Participant Account based on:

(a)           contributions credited to the Account through such date,

(b)           withdrawals or other distributions paid from the Account through such date, and

(c)           the net asset value as of such date of each separate investment fund (established as provided in Article 13) in which the Participant Account is invested on such date; provided, however, that if no valuation is made on such date, the most recent valuation shall apply.

7.3           Valuation Dates.  The General Trust Fund shall be valued as of the last day of each Fiscal Year and as of any other date the Trustees decide to value the Trust Fund, as provided in Article 7.4.

7.4           Special Valuation Dates.  The Trustees may determine the fair market value of the Trust Fund and may make a determination of Trust income or loss as of any date other than the last day of a Fiscal Year.  If the allocation of such Trust income or loss will produce a significant change in the value of Participants’ Accounts, and if such valuation shall affect a distribution, then such date shall thereupon be deemed a Valuation Date, and Trust income or loss shall be allocated to Participant’s Accounts in accordance with the provisions of Article 7.2.

7.5           Accounts to be Valued.  All sub-accounts of all Participants shall be valued at each Valuation Date.

7.6           Statement of Accounts.  As soon as practicable after the end of each calendar quarter, the Trustees shall furnish to each Participant a statement of his Account, determined as of the end of such calendar quarter, except that the portion of a Participant’s Account invested in Employer Stock may be determined as of the end of the previous Fiscal Year.  Upon the discovery of any error or miscalculation in an Account, the Trustees shall correct it, to the extent correction is practically feasible.  Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Agreement.

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7.7           Valuation of Account When Payment Due.  The amount of the payment shall be based on the value of the Participant’s Account at the time the payment is processed; provided, however, that with respect to Employer Stock the payment shall be based on the amount received on the trade date determined in accordance with Article 8.5(d).

*  *  *  *  End of Article 7  *  *  *  *

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ARTICLE 8.
DISTRIBUTIONS AND WITHDRAWALS

8.1           General.  Benefits under the Plan shall be distributed solely from the Trust.  The Employer has no liability or responsibility for Plan benefits or for the Trust.  No distribution shall be made or commenced prior to the Participant’s termination of employment, except as required under Article 8.3(d) and permitted under Article 15.2(b) and except for withdrawals in accordance with Article 8.9.  Distributions can also be made upon termination of the Plan subject to the provisions of Article 8.10.  All distributions from the Plan will be made in accordance with Code Section 401(a)(9) and the regulations thereunder including the transition rules in Proposed Treasury Regulation Section 1.401(a)(9)-l and the incidental death benefit requirements of Proposed Treasury Regulation Section 1.401(a)(9)-2.  The provisions of Code Section 401(a)(9) shall override any distribution option under the Plan which might be inconsistent with such provisions.

A distribution to a Participant shall be made solely from his Account.  When a distribution is to be made, his Account shall be valued in accordance with Article 7.2. The amount to be paid to him shall be based on his vested interest as determined in Article 6.

8.2           Administrative Rules.

(a)           Authority.  Distributions shall be made only in accordance with the directions of the Trustees.  The Trustees have the authority to direct the distributions in accordance with the terms and conditions of the Plan, but the Trustees shall have no power of discretion or consent with regard to a Participant’s or Beneficiary’s choice of the form or timing of a distribution, except as specifically stated herein or to the extent that the Trustees are constrained by the options available under the Plan or by the requirements of law or regulation.

(b)           Claims.  A Participant, Beneficiary or Alternate Payee has the right to file a claim for benefits as set forth in Article 11.5.

8.3           Timing of Distributions.

(a)           Cashout of Amounts Under $5,000.  Distribution shall be made in a lump sum as soon as practicable after the Participant’s termination of employment if the Participant’s vested Account does not exceed the following:

(i)            For Plan Years beginning on or after August 6, 1997, $5,000 calculated as of—

(1)           the time of distribution or any other time, for distributions made before March 22, 1999, or

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(2)           the time of distribution, for distributions made on or after March 22, 1999.

(ii)           For Plan Years beginning before August 6, 1997, $3,500 calculated as of the time of distribution or any previous time.

(iii)          Such other maximum amount as may be determined from time to time in accordance with the Code or regulations.

(b)           Amounts Over $5,000.  If the Participant’s vested Account exceeds the cashout requirements of Article 8.3(a), the Participant may elect to:

(i)            Receive a distribution as soon as practicable after the Participant’s termination of employment and the amount can be determined, or

(ii)           Defer receipt of his distribution in accordance with (d) below.  Unless otherwise elected by the Participant under (d) below, the payment of benefits under the Plan to the Participant will not begin later than the 60th day after the end of the Fiscal Year in which the latest of the following occurs:

(1)           The date on which the Participant attains the earlier of Age 65 or his Normal Retirement Date,

(2)           The date which is the 10th anniversary of his commencement of participation in the Plan, or

(3)           The date of termination of his service with the Employer;

However, if the amount of the payment cannot be ascertained and/or the Participant cannot be located by the date required above, payment shall be made within 60 days after all of these facts are known.

Notwithstanding the foregoing, no payments may be made to a Participant prior to his Normal Retirement Date if his vested Account exceeds the cashout requirements of Article 8.3(a), unless the written consent of the Participant is obtained by the Trustees within the 90-day period prior to commencement of the distribution.

(c)           Information and Rights.  Not earlier than 90 days before the Participant’s distribution date, the Plan Administrator shall provide a benefit notice to a Participant who is eligible to make an election or required to consent under this Article.  The benefit notice shall explain the methods of distribution from the Plan, including the material features and relative values of those methods, the Participant’s right to defer distribution until the Participant attains his or her Required Beginning Date and the Participant’s right to consider

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whether to elect a distribution for a period of at least 30 days.  Such distribution may commence less than 30 days after the benefit notice is given, provided that the Participant, after receiving the notice, affirmatively elects a distribution.

(d)           Required Distributions.  A Participant who meets the requirements of Article 8.3(b) may defer a distribution by providing the Trustees with a written, signed notice specifying the date on which the distribution is to commence, provided that the distribution shall be made no later than the April 1 following the last day of the calendar year in which a Participant attains age 70 ½.  Notwithstanding the foregoing, for Fiscal Years beginning on or after January 1, 1997, a Participant who is not a 5% Owner under Article 2.31(b)(i) may elect to defer a distribution to the later of April 1 following the last day of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant retires.

8.4           Treatment of Deferred Amounts.  Where the distribution of a Participant’s Account is to be deferred, the vested portion shall continue to be held and invested as an Account of the Trust subject to revaluation as provided in Article 7.

8.5           Methods of Distribution.

(a)           Method.  Distribution to any Participant or Beneficiary shall be made in a lump sum, in cash and kind, subject to paragraph (c).

(b)           Timing.  If the amount of a distribution cannot be determined by the date specified under Article 8.3, payment of benefits shall be made no later than 60 days after the earliest date on which the amount of the distribution can be determined.

(c)           In Kind Distribution.  In kind distributions shall be (i) made only in a form of investment that was held on behalf of the Participant in a separate investment fund pursuant to Article 12.6 immediately preceding the date of distribution, (ii) limited to the amount of such investment so held, and (iii) based on the fair market value of the distributable property, as determined by the Trustees at the time of distribution.  Notwithstanding the foregoing, no distribution shall be made in the form of Employer Stock.

(d)           Distribution Delayed Until Trade Date.  To the extent that a Participant is entitled to a distribution of all or a portion of his Account that is invested in Employer Stock, the Participant shall receive such distribution as soon as reasonably practicable after the Trustees are able to liquidate sufficient shares of Employer Stock to permit the distribution.

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8.6           Distribution Upon Death of Participant.

(a)           Distribution Made to Participant’s Beneficiary.  The vested portion of a Participant’s Account which remains at his death shall be distributed to the Participant’s Beneficiary in accordance with the provisions of this Article 8.6.

(b)           General Rules.  If a Participant dies before his distribution has been made, his vested Account shall be distributed within 5 years after the death of the Participant.  In addition:

(1)           If the Beneficiary is the deceased Participant’s surviving spouse, distributions may be deferred until the date on which the Participant would have attained age 70½ , and

(2)           If such surviving spouse dies before receiving any distributions, the provisions of this Article 8.6 shall be applied as if such spouse were the Participant.

8.7           Distributions to Minors or Legally Incompetents.  In case of any distribution to a minor or to a legally incompetent person, the Trustees may make the distribution to his legal representative, to a designated relative, or directly to such person for his benefit.  The Trustees shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article 8.7.  Distributions made under this Article 8.7 shall be in accordance with the provisions of this Article 8.

8.8           Tax Information To Be Provided.  The Trustees shall provide to each Participant, Beneficiary or Alternate Payee who receives an eligible rollover distribution (as defined in Code Section 402(f)), at the time such distribution is made, a written explanation of the (1) provisions under which the distribution will not be subject to tax if timely transferred to an eligible retirement plan and, if applicable; (2) provisions regarding the availability of tax treatment of the distribution.

8.9           In-Service Withdrawals.

(a)           Withdrawals Permitted for Hardship.

(i)            At the request of a Participant, the Trustee shall authorize a withdrawal at any time from his Salary Deferral or Rollover Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant’s other resources.  Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship including any taxes or penalties created by such withdrawal.  The amount which may be withdrawn from such Participant’s Salary Deferral and Rollover  Account shall not exceed the lesser of:

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(1)           The value of his Salary Deferral and Rollover Accounts (exclusive of any amount invested in Employer Stock); or

(2)           The value of his Salary Deferral and Rollover Accounts as of December 31, 1998 (exclusive of any amount invested in Employer Stock), plus the total of the Salary Deferral Contributions made for the Participant since December 31, 1998, less any amounts withdrawn after such date.

(ii)           A distribution shall be deemed to be due to an immediate and heavy financial need if it is on account of:

(1)           Medical expenses incurred or anticipated by the Employee or his spouse or other dependent or the need of these persons to obtain medical care;

(2)           Costs directly related to the purchase (excluding mortgage payments) of the Employee’s principal residence;

(3)           Payment of tuition and related education fees for the next 12 months of post-secondary education for the Employee or his spouse or dependents;

(4)           The need to prevent the eviction from or the foreclosure on the mortgage of the Employee’s principal residence;

(5)           Such other needs to be added by the Commissioner of Internal Revenue.

(iii)          A distribution shall be treated as necessary to satisfy a financial need if:

(1)           The Employee has obtained all distributions, other than for hardship, and all non-taxable loans currently available under the Plan and any other plan maintained by the Employer;

(2)           No contributions shall be added to the Employee’s Salary Deferral Account and no elective contributions shall be made by such participant to any other plan sponsored by the Employer for a period of 12 months after receipt of the hardship distribution, and such Employee shall be a Suspended Participant during this 12-month period; and

(3)           The maximum amount of Salary Deferrals that the Employee can made in the calendar year immediately following the year in which the hardship distribution is received is equal to the applicable maximum amount for such calendar year less the Salary

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Deferrals made by the Employee in the calendar year in which the distribution was received.

(b)           Withdrawals Permitted Without Hardship.  A Participant who has attained age 59½ may withdraw amounts from his Salary Deferral or Rollover Account regardless of hardship by giving the Trustees notice of his intention to make such a withdrawal at least 30 days prior to the withdrawal, and to the extent such a withdrawal is to be made from amounts invested in Employer Stock, subject to the timing required under Article 8.5(d).

(c)           Consent Required.  All withdrawals are subject to written Participant Consent to the extent required by applicable law and regulation.

(d)           Withdrawal Charged to Participant’s Account.  The Trustees shall make a distribution to a Participant of the amount which such Participant is eligible to withdraw, and the amount of such withdrawal shall be charged by the Trustees against the Participant’s Salary Deferral or Rollover Account.  Withdrawals under this Article 8.9 will be charged against the Participant’s Account as of the specified date of withdrawal, but no interest or other income credit shall accrue with respect to such amounts to be withdrawn on account of any period elapsing between the withdrawal date and the actual date of payment.

(e)           Trustees Establish Rules.  The Trustees have the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which in-service withdrawals may be made.

8.10         Limitations on Distributions Upon Plan Termination.  Distributions of a Participant’s Salary Deferral and Non-Elective Accounts upon termination of the Plan shall not commence prior to the Participant’s termination of employment or his attainment of age 59½ except for hardship withdrawals in accordance with Article 8.9, unless payment is made in a lump sum and (i) no successor defined contribution plan (as defined in Treasury regulations) is adopted; (ii) the only successor plan (as defined in Treasury regulations) is an ESOP as defined in Code Section 4975(e)(7); or (iii) the distribution is:

(1)           After the date of disposition of all Employer assets used in its trade or business to a non-Affiliated Employer by whom the Participant is still employed;

(2)           After the date of sale of an incorporated Affiliated Employer’s interest in a subsidiary by whom the Participant is employed; or

(3)           As otherwise permitted by applicable law and regulations.

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8.11         Direct Rollovers.

(a)           In General.  This Article 8.11 applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Trustees, to have an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           Definitions Pertaining to Direct Rollovers.

(i)            Eligible rollover distribution:  An eligible rollover distribution is any distribution of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); (3) any portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation of Employer securities); or (4) effective January 1, 2000, hardship distributions made pursuant to Article 8.9(a).

(ii)           Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Code Section 408(a), an annuity plan described in Code Section 403(a), an individual retirement annuity described in Code Section 408(b), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)          Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(iv)          Direct Rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by distributee.

*  *  *  *  End of Article 8  *  *  *  *

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ARTICLE 9.
SERVICE

9.1           General Definitions.

(a)           “Service” means an Employee’s total period of employment with the Employer, including service with a predecessor entity or an Affiliated Employer, as measured from the Employee’s date of hire with such predecessor entity or Affiliated Employer.  Throughout this Article 9, Employer shall include Affiliated Employer and any predecessor entity.

(b)           “Hour of Service” means:

(i)            Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

(ii)           Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee:

(1)           For a period during which no duties are performed if payment is made or due under a plan maintained solely for purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws;

(2)           On account of any payment made or due an Employee solely as reimbursement for medical or medically related expenses incurred by the Employee,

(3)           On account of any payment made to an Employee as severance pay, unless the severance pay is in lieu of advance notice of termination.

(iii)          Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer.  Such hours are to be credited to the period or periods to which the award or agreement pertains.  If this provision results in an Employee becoming an Eligible Participant for a Fiscal Year in which he was not otherwise an Eligible Participant under Article 5 or if this provision results in an increase in the vested percentage applicable to a Participant’s Account which has been forfeited under Article 6, the Trustees shall establish equitable procedures for determining and allocating any resulting amounts to such Employee’s Account.

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(iv)          No more than 501 Hours of Service shall be credited under Articles 9.1(b)(ii) or (iii) to an Employee on account of any single continuous period of time during which the Employee performs no duties for the Employer.

9.2           Crediting of Hours Subject to DOL Regulation.  The calculation of the number of Hours of Service to be credited under Articles 9.1(b)(ii) and (iii) for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Trustees in accordance with the rules set forth in the Department of Labor Regulation Section 2530.200b-2 paragraphs (b) and (c), which rules shall be consistently applied with respect to all employees within the same job classifications.

9.3           Elapsed Time Service Definitions.

(a)           “Break in Service” means a one year Period of Severance.  Solely for purposes of determining whether a Break in Service has occurred, a one year period of absence shall be disregarded, provided such absence is:

(i)            By reason of pregnancy or the birth of a child of the Employee;

(ii)           By reason of the placement of a child with the Employee in connection with his adoption of such child; or

(iii)          For purposes of caring for any such child for a period beginning immediately following such birth or placement, and further provided that the Employee provides the Plan Administrator with such timely information as the Plan Administrator may reasonably require to establish that the absence is for a reason described above.

(b)           “Employment Commencement Date” means each of the following:

(i)            The date on which an Employee first performs an Hour of Service for an Employer with respect to which such Employee is compensated or entitled to compensation by the Employer.

(ii)           In the case of an Employee who incurs a Period of Severance and who is subsequently reemployed by the Employer, the term Employment Commencement Date means the first day following such Period of Severance on which such Employee performs an Hour of Service for the Employer with respect to which he is compensated or entitled to compensation.

(c)           “Period of Service” shall mean the period of time beginning on an Employee’s Employment Commencement Date and ending on his Severance

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Date.  Periods of Service shall be measured under the elapsed time method as authorized under regulations promulgated by the Secretary of Labor.

Periods of Service shall also be subject to the following:

(i)            If an Employee severs from Service by quit, discharge or retirement and returns to Service within 12 months, that Period of Severance shall be considered as part of that Employee’s Period of Service.

(ii)           Notwithstanding the rule in subparagraph (i) above, if an Employee severs from Service by reason of quit, discharge or retirement after a period of absence from service of 12 months or less, which period of absence occurred for reasons other than a quit, discharge or retirement, such period of absence shall be considered as part of the Employee’s Period of Service only if such Employee performs an Hour of Service within 12 months of the date on which the Employee was first absent from service.

An Employee is considered to have returned to service on his new Employment Commencement Date.

(d)           “Period of Severance” means the period of time beginning on an Employee’s Severance Date and ending on the Employee’s new Employment Commencement Date, if any, following thereafter.

(e)           “Severance Date” means the date on which an Employee quits, retires, is discharged or dies, or, if earlier, the first anniversary of the beginning of a period of absence from service (for reasons other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or lay off).

*  *  *  *  End of Article 9  *  *  *  *

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ARTICLE 10.
FIDUCIARY RESPONSIBILITY

10.1         Named Fiduciaries.  The authority to control and manage the operation and administration of the Plan shall be allocated as provided in this Agreement between the Employer and the Trustees, all of whom are named fiduciaries under ERISA.

In addition, procedures for the appointment of another fiduciary, an investment manager, are set forth in Article 12.4.

10.2         Fiduciary Standards.  Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries as follows:

(a)           For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(b)           With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)           By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d)           In accordance with this Trust Agreement.

10.3         Fiduciaries Liable for Breach of Duty.  A fiduciary shall be liable, as provided in ERISA, for any breach of his fiduciary responsibilities.  In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan as provided under ERISA Section 405.

10.4         Fiduciary May Employ Agents.  Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan.  A fiduciary may, with the consent of the Employer, employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan.  The expenses of such persons shall be paid by the Trust if not paid by the Employer, provided that only reasonable expenses of administering the Plan may be paid from the Trust.

10.5         Authority Outlined.

(a)           Employer Authority.  The Employer has the authority to amend and terminate the Plan.  The Chief Executive Officer of the Company has the authority to appoint and remove Trustees.

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(b)           Trustees’ Administrative Authority.  The Trustees, in their role as Plan Administrator, have the authority to:

(i)            Allocate the Employer contributions;

(ii)           Establish rules pertaining to Salary Deferral Contributions and their suspension and withdrawals;

(iii)          Determine the method for allocation of the Trust income or loss;

(iv)          Maintain separate Accounts for Participants;

(v)           Furnish, and correct errors in, statements of Accounts;

(vi)          Direct the method, timing and media of distributions pursuant to Article 8;

(vii)         Direct the segregation of assets;

(viii)        Direct distribution of the interests of incompetent persons and minors;

(ix)           Construe the Plan and Trust Agreement and determine questions thereunder;

(x)            Establish a funding policy;

(xi)           Appoint and delegate duties to an investment manager; and

(xii)          Employ advisors and assistants.

Article 11 further describes the administrative authority and duties of the Trustees.

(c)           Trustees’ Authority With Respect to Plan Assets.  The Trustees have the authority to establish the fair market value of the Trust Fund, to value segregated Accounts, to employ advisors, agents and counsel, to hold the Trust assets and to render accounts of their administration of the Trust.  Article 13 further describes the authority and duties of the Trustees with respect to Plan assets.

10.6         Fiduciaries Not to Engage in Prohibited Transactions.  A fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that such transaction constitutes a prohibited transaction under ERISA Section 406 or Code Section 4975, unless such transaction is exempted under ERISA Section 408 or Code Section 4975.

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10.7         Duties of Plan Administrator.  The Trustees are the Plan Administrator under ERISA and shall have the duty and authority to comply with those reporting and disclosure requirements of ERISA and the Code which are specifically required of the Plan Administrator.  The Plan Administrator is the agent for the service of legal process.  The Plan Administrator shall keep on file a copy of this Plan and Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report required under Title I of ERISA for examination by Participants during business hours.

*  *  *  *  End of Article 10  *  *  *  *

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ARTICLE 11.
ADMINISTRATION OF THE PLAN

11.1         Selection of Trustees.  There shall be at least three, but no more than seven, Trustees to manage and administer this Plan.  The Trustees shall be appointed by the Chief Executive Officer of the Company, who shall also select a successor Trustee upon resignation, death or removal of a Trustee.

11.2         Trustees’ Operating Rules.  The Trustees shall act by agreement of a majority of their members, either by vote at a meeting or in writing without a meeting.  By such action, the Trustees may authorize one or more members to execute documents on their behalf, or may delegate such authority to another person.  A Trustee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself.  In the event of a deadlock or other situation which prevents agreement of a majority of the Trustees, the matter shall be decided by the Employer.

11.3         Trustees’ Administrative Authority.  The Trustees have the authority and duty to do all things necessary or convenient to effect the intent and purpose of this Plan, whether or not such authority and duties are specifically set forth herein.  Not in limitation but in amplification of the foregoing, the Trustees shall have the discretionary power to construe the Plan and Trust Agreement and to determine all questions that shall arise hereunder.  Decisions of the Trustees made in good faith upon any matters within the scope of its authority shall be final and binding on the Employer, the Participants, their Beneficiaries and all others.  The Trustees shall at all times act in a uniform and nondiscriminatory manner in making and carrying out their decisions and directions, and may from time to time prescribe and modify uniform rules of interpretation and administration.  The Trustees are the Plan Administrator and have the duties outlined in Article 3.

11.4         The Trustees shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Plan Sponsor or the Trustee.  Not in limitation, but in amplification of the powers and duties specified in this Plan, the Trustees, as Plan Administrator, shall:

(a)           Have all powers to administer the Plan, within its discretion, other than the power to invest or reinvest the assets of the Plan; such powers having been delegated to the Trustee pursuant to the Articles 12 and 13.

(b)           Have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan; to decide all questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; to make such adjustments which it deems necessary or desirable to correct any arithmetical or

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accounting errors; to determine the amount, form and timing of any distribution to be made hereunder.

(c)           Correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as the Trustees shall deem necessary to carry out the purposes of this Plan.

(d)           Have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; have the discretion to make factual determinations as well as decisions and determinations relating to the amount and manner of allocations and distribution benefits; and in making such decisions, be entitled to, but need not rely upon, information supplied by a Participant, beneficiary, or representative thereof.

(e)           Have total and complete discretion to adopt, publish, and enforce such rules and regulations as the Trustees shall deem necessary and proper for the efficient administration of the Plan; to establish and carry out procedures for the making of investment choices by individual Participants; to approve and enforce any loan hereunder including the repayment thereof, as well as to resolve any conflict.

(f)            Have full and complete discretion to determine whether a domestic relations order constitutes a qualified domestic relations order and whether the putative alternate payee otherwise qualifies for benefits hereunder (as such terms are defined by Code Section 414(q).

(g)           Establish and maintain procedures for review of the performance of persons to whom functions are delegated under any provision of this Plan.  This review may consist of day-to-day supervision, periodic formal review, a combination of the two, or such other procedures as the Trustees shall deem prudent and appropriate under the circumstances.

(h)           Cause to be prepared and filed with the appropriate governmental authorities such reports, documents, registration statements, and income tax returns as may from time to time be required under applicable federal or state law, including, but not limited to, plan descriptions and changes thereto; annual reports; terminal and supplementary reports; annual registration statements and notifications of changes in status; and annual information returns.

(i)            Furnish to each Participant covered under the Plan and to each beneficiary after such Participant becomes eligible to participate or, in the case of a beneficiary, begins to receive benefits, a summary plan description, and, at appropriate times, such summary descriptions of modifications or changes and updated summary plan descriptions as are required by law; summary annual reports and statements indicating the total Accrued Benefit of such Participant or beneficiary and the portion of such benefits that has become nonforfeitable; and

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such other reports and information as may from time to time be required by applicable law.

(j)            Make available at reasonable hours to each Participant and beneficiary a copy of the Plan, the plan description, the latest annual report, and such of its records as may pertain to the assets held by the Trust Fund for the benefit of such Participant or beneficiary.

(k)           Maintain records sufficient to enable the Administrator adequately to fulfill its duties under this Plan and applicable law, and preserve such records for a period of not less than six years after the filing date of the documents based on information that such records contain.

The Trustees’ decision in such matters shall be binding and conclusive as to all parties.  Nothing in this Plan shall be interpreted to require reporting or disclosure from which the Plan, the Employer, or the Trustees is exempt under any applicable federal or state law, regulation, or administrative ruling.

In the event an individual or entity other than the Trustees is named as Plan Administrator, such Plan Administrator shall be vested with all the duties and powers listed in this Article 11.3, and shall also have the authority to direct the Trustees with respect to the investment, sale, reinvestment, and management of Plan assets including, without limitation, to appoint an investment manager or managers in accordance with Article 12 and to communicate to the Trustees any elections made by a Participant as to the investment and management of such Participant’s account; to decide all questions submitted by the Trustees on all matters necessary for it properly to discharge its powers, duties and obligations; have the authority to direct the Trustees, for collective investment purposes, to combine into one or more trust funds the Trust created under this Plan with the Trust created under any other qualified retirement plan the Plan Sponsor maintains, provided the Trustees maintain separate records of account for the assets of each Trust in order to reflect properly each Participant’s Accrued Benefit under the plan(s) in which he or she is a Participant; and have the authority to direct the Trustees to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a), provided such group trust fund is exempt from taxation under Code Section 501(a) and the trust agreement satisfies the requirements of Revenue Ruling 81-100.

11.5         Trustees May Retain Advisors.  With the approval of the Employer, the Trustees may from time to time or on a continuing basis, retain such agents or advisors including, specifically, attorneys, accountants, actuaries, investment counsel, consultants and administrative assistants, as it considers necessary to assist it in the proper performance of its duties.  The expenses of such agents or advisors shall be paid by the Trust if not paid by the Employer, provided that only reasonable expenses of administering the Plan may be paid from the Trust.

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11.6         Claims Procedure.

(a)           Claim Must Be Submitted Within 60 Days.  The Trustees shall determine Participants’, Alternate Payees’ and Beneficiaries’ rights to benefits under the Plan.  In the event of a dispute over benefits, a Participant, Beneficiary or Alternate Payee may file a written claim for benefits with the Trustees, provided that such claim is filed within 60 days of the date the Participant, Beneficiary or Alternate Payee receives notification of the Trustees’ determination.

(b)           Requirements for Notice of Denial.  If a claim is wholly or partially denied, the Trustees shall provide the claimant with a Notice of Denial, written in a manner calculated to be understood by the claimant, setting forth:

(i)            The specific reason for such denial;

(ii)           Specific references to the pertinent Plan provisions on which the  denial is based;

(iii)          A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and

(iv)          Appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

The Notice of Denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim.  If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed.  If no Notice of Denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

(c)           Claimant’s Rights If Claim Denied.  The claimant and/or his representative may appeal the denied claim and may:

(i)            Request a review upon written application to the Trustees;

(ii)           Review pertinent documents; and

(iii)          Submit issues and comments in writing;

provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim.

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(d)           Time Limit on Review of Denied Claim.  Upon receipt of a request for review, the Trustees shall provide written notification of its decision to the claimant stating the specific reasons and referencing specific Plan provisions on which its decision is based, within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review.  If such an extension is required, the Trustees shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Trustees will notify the claimant of its decision.

(e)           No Legal Recourse Until Claims Procedure Exhausted.  In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article 11.6 must be exhausted before legal recourse of any type is sought.

*  *  *  *  End of Article 11  *  *  *  *

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ARTICLE 12.
INVESTMENTS

12.1         Investment Authority.  The Trustees are hereby granted full power and authority to invest and reinvest the Trust Fund or any part thereof in accordance with the standards set forth in Article 10.  Without limiting the generality of the foregoing, the Trustees may invest in bonds, notes, mortgages, commercial or federal paper, preferred stock, common stock, or other securities, rights, obligations or property, real or personal, including shares and certificates of participation issued by investment companies or investment trusts. The Trustees are expected to accept and hold Employer Stock contributed to the Trust as Employer Matching or Profit Sharing Contributions and Employer Stock purchased with Employer Matching or Profit Sharing Contributions and to invest cash Employer Matching and Profit Sharing Contributions in Employer Stock to the extent the Employer so directs.  The Trustees are expected to accept and hold Employer Stock purchased with Salary Deferral Contributions to the extent each Participant directs the investment of his Account into Employer Stock.

12.2         Use of Mutual or Commingled Funds Permitted.  The Trustees may cause any part or all of the assets of this Trust, exclusive of the portion of Participants’ Employer Accounts invested in Employer Stock, to be invested in mutual funds, or commingled with the assets of similar Trusts qualified under Code Sections 401(a) and 501(a) by causing such assets to be invested as part of a common fund of a custodian or other fiduciary.  To the extent that Trust assets are invested in any collective investment fund for which the Trust is eligible, the declaration of trust establishing such funds is hereby adopted.  Any assets of the Trust that are invested in any such fund will be held and administered by the Trustee under the terms of the fund’s governing instrument.

12.3         Trustees May Hold Necessary Cash.  The Trustees may hold in a cash or cash equivalent account such portion of the Trust Fund as may be deemed necessary for the ordinary administration of the Trust and disbursement of funds.  Such funds may be deposited in any bank or savings and loan institution subject to the rules and regulations governing such deposits.

12.4         Appointment of Investment Manager.  The power of the Trustees to direct, control or manage the investment of the Trust Fund may be delegated to one or more investment managers appointed by the Trustees.  Any such investment manager, if appointed, must acknowledge in writing that he is a fiduciary with respect to the Trust Fund and shall then have the power to manage, acquire, or dispose of any asset of the Trust Fund.  An investment manager must be a person who is (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank, as defined in that Act; or (3) an insurance company qualified to perform such services under the laws of more than one state.  If an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment manager nor be under any obligation to invest or otherwise manage any asset of the Trust Fund.  The Trustees shall not be liable for any act or omission of the investment manager in carrying out such

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responsibility except to the extent that the Trustees violated Article 10.2 of this Trust Agreement with respect to:

(a)           Such designation,

(b)           The establishment or implementation of the procedures for the designation of an investment manager, or

(c)           Continuing the designation, in which case the Trustees would be liable in accordance with Article 10.3.

12.5         Loans to Participants or Beneficiaries.

(a)           Limit on Amount of Loan.  The Trustee shall make a loan or loans to a Participant who is an active Employee (the Borrower) upon such terms as the Trustees may determine in a uniform and nondiscriminatory manner.  Such loan or loans shall be limited to the least of (1) 50% of the Borrower’s vested Account (excluding his Profit Sharing Account); (2) that portion of the Borrower’s vested Account (excluding his Profit Sharing Account) that is not invested in Employer Stock; or (3) $50,000.  However, the amount of any new loan shall not exceed $50,000, reduced by the highest outstanding loan balance of the Borrower during the preceding 12 months.  In determining whether the limitations of this Article have been exceeded at any date, all loans made at any time from the Plan (or from any other qualified plans maintained by the Employer or by an Affiliated Employer) to the Borrower and still outstanding on such date shall be aggregated, and the Borrower’s vested interest in all qualified plans maintained by the Employer or an Affiliated Employer, shall be aggregated.

(b)           Repayment of Loan.  All loans shall be evidenced by the Borrower’s promissory note.  Such note shall provide for repayment of principal and interest in substantially level installment payments made at least quarterly.  Loans to Participants who are Employees shall be repaid by payroll deduction.  The terms of any loan shall provide that repayment is to be made within five years of the date of the loan, unless the loan is used to acquire a dwelling to be used within a reasonable time (as determined at the date of the loan) as the principal residence of the Participant, in which case the term of such loan may be up to 25 years.

(c)           Loan Policies and Procedures.  The Participant loan program will be administered in a uniform and nondiscriminatory manner by the Trustees, according to the policies and procedures set forth below:

(i)            Application Procedure.  A Borrower may apply for a loan from the Plan in the form and manner prescribed by the Plan Administrator.

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(ii)           Limitations.  Loans are available for any purpose.  No loans will be made in amounts less than $1,000.  A Borrower may have only one loan outstanding at one time.

(iii)          Interest Rate.  The interest rate shall be based on a reference interest rate.  The interest rate for loans issued shall be based on the reference interest rate in effect on the date the application for the loan is received.  The reference interest rate and the interest rate charged by the Plan are:

(1)           For loans with terms of 5 years or less, the reference interest rate shall be the interest rate charged by the CH2M Hill Federal Credit Union for a loan secured by new titled equipment and having the same term as the loan from the Plan.  The interest rate charged by the Plan shall be equal to the reference interest rate.  If a loan from the Plan is for a term for which a reference interest rate is not set, the interest rate shall be equal to the interest rate for the next higher term for which there is a reference interest rate.

(2)           For loans with terms of over 5 years, the reference interest rate shall be the interest rate charged by the CH2M Hill Federal Union for a second mortgage loan.  The interest rate charged by the Plan shall be equal to the reference interest rate.  If a reference interest rate is established for different terms, the interest rate charged by the Plan shall be based on the reference interest rate for the term that is the closest to the term of the loan from the Plan.

The Trustees shall review the interest rates charged by the Plan to determine that such rates meet the requirements of ERISA Section 408(b)(1) for a reasonable interest rate on loans from the Plan and the Trustees may adopt a new basis for interest rates if they determine that a change is necessary to meet such requirements.

(iv)          Security for Loan.  The loan shall be secured by up to 50% of the Borrower’s vested Account, excluding his Profit Sharing Account.  No additional collateral or other form of collateral will be accepted or allowed to secure the loan.

(v)           Default.  A loan shall be in default if the Borrower fails to make principal and /or interest payments pursuant to the promissory note for a period of 3 months.  In the event of default, the Trustees:

(1)           Shall deduct the full unpaid balance of the loan from any distribution made to the Participant due to his termination of employment.

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(2)           May, if permitted by the terms of the promissory note which has been signed by the Participant:

(A)          Distribute to a terminating Participant the full unpaid balance of the loan, notwithstanding that the Participant might otherwise have the right to defer receipt of payment as provided in Article 8;

(B)           Make a deemed distribution to the Borrower, which will not involve an actual payment to him but will be currently taxable to the Borrower, and will not reduce the unpaid balance of the loan.

(vi)          Loan Fees.  Any costs relating to the establishment of a separate loan account and to transactions within such an account can be passed on to the Borrower in a nondiscriminatory manner.  A Borrower shall receive a clear statement of all charges involved in the loan transaction before the loan is made.

(d)           Loans Are Segregated.  Any loan under this Article 12.5 shall be accounted for as a segregated loan Account in the Trust.  Repayments of the principal amount of the loan will (1) reduce the total amount of principal due in the segregated loan Account by the amount of such payments, and (2) increase by an equal amount the value of the Borrower’s Account.  Payments of interest on such loan will reduce the total amount of interest due in the segregated loan Account.  Such interest payments will be credited directly to the Borrower’s Account.

(e)           Loans Made Prior to October 19, 1989.  Notwithstanding the foregoing, any loan made pursuant to the rules in effect prior to October 19, 1989 must comply only with the requirements of the Plan and the laws in effect at the time the loan was made, until such time as that loan is repaid or renegotiated.

12.6         Separate Investment Funds.

(a)           Trustees May Establish Separate Funds.  The Trustees may, in their sole discretion, designate for the Trust’s investment, one or more separate investment funds, having such different specific investment objectives as the Trustees shall from time to time determine.  From time to time the Trustees may add or delete funds without amending the Plan.  Participants will be informed of the various investment options available.  One such separate investment fund shall be the Employer Stock Fund.  The Trustees shall establish an Employer Stock Fund for the investment of Employer Matching Contributions made for Fiscal Years after 1995, for the investment of Profit Sharing Contributions made for Fiscal Years after 1999, for the investment of Employer Stock transferred

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from the Stock Plan, and for the optional investment of other contributions to the Participants’ Accounts.

(b)           Participant Direction Permitted.  Each Participant has the right to direct the investment of his Account into one or more of the Plan’s separate investment funds, provided, however, that:

(i)            The Employer may make Employer Matching and Profit Sharing Contributions in Employer Stock, or direct that such Contributions be invested in the Employer Stock Fund,

(ii)           The Trustees shall establish rules governing Participant direction of investments of the Participants’ Employee Accounts in the Employer Stock Fund, which rules may specify that transfers into or out of the Employer Stock Fund may be made only at certain times and only to the extent that the Trustees are able to buy or sell sufficient shares of Employer Stock to permit such transfers, and

(iii)          If any Participant fails to make an investment direction pursuant to this Article for all or any part of his Account not automatically invested in the Employer Stock Fund in accordance with item (i) above, the undirected portion of such Account shall be invested in the money market fund.

Each directed investment Account shall be valued separately under the provision of Article 7.

(c)           Trustees to Establish Rules.  The Trustees may at any time make such uniform and nondiscriminatory rules as it determines necessary regarding the administration of this directed investment option.  The Trustees shall develop and maintain rules governing the rights of Participants to make or to change their investment directions and the frequency with which changes can be made.

*  *  *  *  End of Article 12  *  *  *  *

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ARTICLE 13.
TRUSTEE

13.1         Trustees’ Duties With Respect to Trust Assets.  The duties of the Trustees with respect to Trust assets shall be to direct the receipt and payment of funds of the Trust, the safeguarding and valuing Trust assets, and the investing and reinvesting the Trust Funds.  The directions of the Trustees shall be in writing and bear the signature of one or more persons designated as its authorized signatory or signatories, as provided in Article 11.2.  The directions of an investment manager shall be in writing or in such other form as is acceptable to the Trustee.  The Employer may, however, authorize the Trustees to act with respect to any specific matter or class of matters by delivering to the Trustees a certified copy of a resolution authorizing the Trustees so to act.

13.2         Indicia of Ownership Must Be in the United States.  The Trustees shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the district courts of the United States, except as authorized by regulations issued by the Department of Labor.

13.3         Permissible Trustees’ Actions.  Except as provided in Article 13.4, and subject to Article 10.2, in the discharge of its duties, the Trustees have all the powers, authority, rights and privileges of an absolute owner of the Trust Fund and, not in limitation of but in amplification of the foregoing, may (i) receive, hold, manage, invest and reinvest, sell, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust Fund; (ii) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges and register in the name of a nominee any securities in the Trust Fund; (iii) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose by judicial proceedings or otherwise or defend against the same, any obligations or claims in favor of or against the Trust Fund; (iv) exercise options, employ agents; and, (v) whether herein specifically referred to or not, do all such acts, take all such actions and proceedings and exercise all such rights and privileges as if the Trustees were the absolute owner of any and all property in the Trust Fund.  The Trustees have no authority or duty to determine the amount of the Employer contribution or to enforce the payment of any Employer contribution to it.

13.4         Voting of Employer Stock.  Every Participant shall have the right to direct the Trustees with respect to the voting of the Employer Stock allocated to his Account.  At the time of the mailing to shareholders of the notice of any shareholders’ meeting of the Employer, the Employer shall cause to be prepared and delivered to each Participant a notice of the shareholders’ meeting with a descriptive statement of the items upon which the Participant has the right to exercise his right to vote.  The Trustees shall vote any Employer Stock which a Participant fails to vote as authorized by this Article in the same proportion as the allocated shares for which voting instructions have been received and are voted.

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13.5         Trustees’ Fees for Services and Advisors Retained.  Individual Trustees shall serve without compensation for their service as such.  However, with the approval of the Employer, the Trustees may from time to time or on a continuing basis, retain such agents or advisors, including specifically accountants, attorneys, investment counsel and administrators, as they consider necessary to assist them in the proper performance of their duties.  The expenses of such agents or advisors and all other expenses of the Trustees shall be paid by the Trust if not paid by the Employer, provided that only reasonable expenses of administering the Plan may be paid from the Trust.

13.6         Annual Accounting and Asset Valuation.  Within 60 days or within a reasonable period following the close of each Fiscal Year, the Trustees shall render to the Employer an accounting of the administration of the Trust during the preceding year.  The Trustees shall also determine the value of the Trust Fund, at the close of the Fiscal Year in Article 7.  Notwithstanding any other provisions of this Agreement, if the Trustees find that the Trust Fund consists, in whole or in part, of property not traded freely on a recognized market or that information necessary to ascertain the fair market value thereof is not readily available to the Trustees, the Trustees shall take such action as is required to ascertain the fair market value of such property including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value so determined shall be conclusive and binding.

13.7         Trustee Removal or Resignation.  A Trustee may resign at any time upon 30 days written notice to the Employer and the Trustees or such shorter period as may be agreeable to the Employer.  Upon receipt of instructions or directions from the Employer with which the Trustees are unable or unwilling to comply, a Trustee may resign upon written notice to the Employer, given within a reasonable time under the circumstances then prevailing.  After resignation, a Trustee shall have no liability to the Employer, or any person interested herein for failure to comply with any instructions or directions.  The Employer may remove a Trustee without cause at any time upon 30 days written notice.  In case of resignation or removal of all the Trustees, the Trustees shall have the right of a settlement of their accounts, which may be made at the option of the Trustees, either by judicial settlement in an action in a court of competent jurisdiction or by agreement of settlement between the Trustees and the Employer.  The Trustees shall not be required to transfer assets of the Trust Fund to a successor Trustee under Article 13.8 or otherwise until its accounts have been settled.

13.8         Approval of Trustees’ Accounting.  The written approval of any Trustees’ accounting by the Employer shall be final as to all matters and transactions stated or shown therein and binding upon the Employer, and all persons who then shall be or thereafter shall become interested in this Trust.  Failure of the Employer to notify the Trustees of its disapproval of an accounting within 90 days after it has been received shall be the equivalent of written approval.

13.9         Trust Not Terminated Upon Trustees’ Removal or Resignation.  Resignation or removal of all of the Trustees shall not terminate the Trust.  If any or all of the Trustees have died, resigned, or been removed, the Chief Executive Officer of the

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Company shall appoint a successor Trustee pursuant to Article 11.1.  Any successor Trustee shall have all the powers and duties herein conferred upon the former Trustee.  The title to all Trust property shall automatically vest in a successor Trustee without the execution or filing of any instrument or the doing of any act, but the former Trustee shall, nevertheless, execute all instruments and do all acts which would otherwise be necessary to vest such title in any successor.  The appointment of a successor Trustee may be effected by amendment to this Trust Agreement or by a board resolution of the Employer, with the agreement of the successor Trustee to act as such being evidenced by its execution of such amendment or acceptance of such board resolution.

13.10       Trustees May Consult With Legal Counsel.  The Trustees may consult with legal counsel (who may or may not be counsel to the Employer) concerning any question which may arise with reference to its duties under this Agreement.

13.11       Trustees Not Required to Verify Identification or Addresses.  The Trustees shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing address of any person entitled to benefits are certified by the Employer.  In the event that any dispute shall arise as to the identity or rights of persons entitled to benefits hereunder, the Trustees may withhold payment of benefits until such dispute has been determined by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

13.12       Individual Trustee Rules.  The action of individual Trustees shall be determined by the vote or other affirmative expression of the majority thereof, and they shall designate one of their members, or some other person, to keep a record of their decision on matters to be determined hereunder and of all dates, documents and other matters pertaining to their administration of this Trust.  However, no Trustee who is a Participant shall vote on any action relating specifically to himself, and in the event the remaining Trustees by majority vote thereof are unable to come to a determination of any such question, the matter shall be decided by the Employer.

13.13       Indemnification of Trustees and Insurance.  To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and to hold harmless the Trustees, individually and collectively, against any liability whatsoever for any action taken or omitted by such Trustees in good faith in connection with this Plan and Trust or duties hereunder and for any expenses or losses for which the Trustees may become liable as a result of any such actions or non-actions unless resultant from willful misconduct.  The Employer may purchase insurance for the Trustees to cover any of their potential liabilities with regard to the Plan and Trust.

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13.14       Income Tax Withholding.  In directing payments from the Trust, the Trustees shall be liable for federal income tax withholding, and shall withhold the appropriate amount of tax, if any, as provided by applicable law and regulation, from any payment made to a Participant, Beneficiary or Alternate Payee.

*  *  *  *  End of Article 13  *  *  *  *

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ARTICLE 14.

AMENDMENT, TERMINATION AND MERGER

14.1         Trust Is Irrevocable.  The Trust shall be irrevocable but shall be subject to amendment and termination as provided in this Article 14.

14.2         Employer May Amend Trust Agreement.  The Employer reserves the right to amend this Trust Agreement to any extent and in any manner that it may deem advisable by action of its Board of Directors.  The Employer, the Trustees, all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment; provided, however, that no amendment shall:

(a)           Cause or permit any part of the principal or income of the Trust to revert to the Employer or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries except as permitted by ERISA;

(b)           Change the duties or liabilities of the Trustees without their written assent to such amendment;

(c)           Adversely affect the then accrued benefits of any Participants; or

(d)           Eliminate an optional form of distribution for Account balances accrued before such amendment, except as allowed under the Code.

14.3         Employer May Terminate Plan or Discontinue Matching, Profit Sharing Contributions.  The Employer maintains the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, and that it will be able to make its Matching and Profit Sharing Contributions indefinitely, but the Employer shall be under no obligation to continue its Matching or Profit Sharing Contributions or to maintain the Plan for any given length of time and may, in its sole discretion, completely discontinue its Matching or Profit Sharing Contributions or terminate the Profit Sharing and/or Salary Deferral portion of the Plan at any time without any liability whatsoever.  In the event of the earlier of (1) the termination of the Profit Sharing portion of this Plan, or (2) the complete discontinuance of Matching and Profit Sharing Contributions hereunder, the full value of the applicable Accounts of all Participants of the terminated portion or portions of the Plan shall become fully vested and nonforfeitable.  In the event of partial termination of the Profit Sharing portion of the Plan, the full value of the applicable Accounts of the Participants involved in the partial termination shall become fully vested and nonforfeitable.

14.4         Timing of Plan Termination.  The Plan or either portion thereof shall terminate:

(a)           By Written Notice.  Upon the date specified in a written notice of such termination, executed by the Employer and delivered to the Trustee; or

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(b)           Purpose of Trust Accomplished.  Upon the earlier of (i) the complete accomplishment of all purposes for which the Plan was created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution of the Trust Agreement.  However, if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law of the jurisdiction to which the Trust is subject, the Trust shall continue until the complete accomplishment of all the purposes for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof.

14.5         Action Required Upon Plan Termination.  Upon the termination of this Plan and after payment of all expenses of the Trust, including any amounts then due the Trustees and agents of the Trustees, the Trust assets and all Participants’ Accounts shall be revalued according to the procedures provided in Article 7.  Limitation Accounts held pursuant to Article 5 shall be allocated as of the date the Plan is terminated in accordance with Articles 4 and 5.  The Trustee shall hold and distribute such Accounts as directed by the Trustees in accordance with the provisions of Article 8.  Upon such termination, if the Employer has ceased to exist, all rights, powers, and duties to be exercised or performed by the Employer shall thereafter be exercised or performed by the Trustees, including the filling of vacancies on the Trustees and the amending of the Plan.

14.6         Non-Reversion of Assets.  Except as provided in Article 4.3(b) and 14.8, in no event shall any part of the principal or income of the Trust revert to the Employer or be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.

14.7         Merger or Consolidation Cannot Reduce Benefits.  In no event shall this Plan or either portion thereof be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan, or either portion thereof to any other plan unless immediately after such merger, consolidation or transfer, each Participant’s benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan or such applicable portion thereof been terminated immediately before such merger, consolidation or transfer.

14.8         Employer Contributions Conditioned Upon Initial Plan Approval.  Notwithstanding any other provisions of the Agreement to the contrary, the Employer’s obligation to make contributions hereunder is conditioned upon the Employer receiving an initial notification from the United States Department of the Treasury that this Plan is considered to be qualified Plan under Code Section 401(a) and that this Trust is considered exempt from taxation under Code Section 501(a).  If such initial notification is not received, the Employer and any Employee who has made contributions hereunder shall be entitled to recover from the Trustee the full amount of the then value of such contributions.  Prior to the receipt of such initial notification, no Participant hereunder or his Beneficiary has any vested interest in, or shall be entitled to, any benefit payments

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based on Employer contributions made hereunder; provided, however, that upon receipt of such notification, such vestings or entitlements shall be retroactive to the date of their occurrence in accordance with the other provisions of this Plan, and this Article 14.8 shall be no further force or effect.

*  *  *  *  End of Article 14  *  *  *  *

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ARTICLE 15.

ASSIGNMENTS

15.1         No Assignment.  Except as provided in Article 12.5(c) regarding loans and Article 15.2 below, the interest herein, whether vested or not, of any Participant, former Participant or Beneficiary, shall not be subject to alienation, assignment, pledging, encumbrance, attachment, garnishment, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

15.2         Qualified Domestic Relations Order Permitted.  The provisions of Article 15.1 above shall not prevent the creation, assignment or recognition of any individual’s right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (QDRO).

(a)           Not All Domestic Relations Orders Qualify as QDROs.  The Trustees shall establish reasonable procedures to determine whether a domestic relations order is a QDRO and to administer distributions under a QDRO.  If any domestic relations order is received by the Plan, the Trustees shall promptly notify the Participant and each Alternate Payee that the order has been received, and shall determine within a reasonable period after receipt of the order whether it is a QDRO and notify the Participant and each Alternate Payee of the Trustees’ determination.

(b)           Payments May Occur Before Termination of Service.  The Plan may make benefit payments to an Alternate Payee under a QDRO before the Participant’s termination of Service if such payments are made on or after the earlier of (i) at any time after the order is determined to be a QDRO; (ii) the earliest date on which the Participant is entitled to a distribution under the Plan; or (iii) the later of (A) the Participant’s 50th birthday, or (B) the earliest date on which the Participant could receive benefits under the Plan if the Participant separated from Service; in accordance with applicable law or regulations.

(c)           Separate Accounting of Alternate Payee’s Account.  During any period in which the issue of whether a domestic relations order is a QDRO is being determined by the Trustees, a court of competent jurisdiction or otherwise, the Trustees shall separately account for (herein referred to as “the separate amounts”) the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a QDRO.  If the order, or a modification of the order, is determined within the 18 month period described herein to be a QDRO, the Trustees shall pay the separate amounts (as adjusted by attributable investment income or loss), in accordance with the Plan’s provisions, to the entitled individuals).  If, within the 18 month period described herein, the order is determined not to be a QDRO or its status as a QDRO is not resolved, the Trustees shall return the separate amounts (as adjusted by

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attributable investment income or loss) to his Account; or if applicable, the Trustees shall pay such separate amounts to the individuals who would have been entitled to receive such amounts absent such order.  Any determination that an order is a QDRO made after the close of the 18-month period described herein shall be applied prospectively only.  For purposes of this Article 15.2(c), the 18-month period shall be the 18-month period beginning with the date on which the first payment would be required to be made under the QDRO.

(d)           Consent Requirements.  Except as otherwise provided in a QDRO, payments made to an Alternate Payee shall not be subject to (1) Spousal Consent, or (2) consent of the Alternate Payee.

*  *  *  *  End of Article 15  *  *  *  *

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ARTICLE 16.

ADOPTION OF THE PLAN BY AFFILIATED EMPLOYERS

16.1         Purpose.  The purpose of this Article 16 is to describe the terms and conditions under which an Affiliated Employer may adopt the Plan for the benefit of its Eligible Employees.

16.2         Conditions of Subscription Agreement.  Any Affiliated Employer may, with the written consent of the Board, execute a Subscription Agreement under which it shall agree:

(a)           To be bound by all the provisions of the adopted Plan and Trust in the manner set forth herein:

(b)           To pay its share of the expenses of the Plan and Trust as they may be determined from time to time in the manner specified in this Article 16; and

(c)           To provide the Board and the Trustees with full, complete and timely information on all matters necessary to them in the operation of the Plan and Trust.

16.3         Participation of Affiliated Employers.  In the event of the adoption of the Plan and Trust by an Affiliated Employer, the following shall apply with respect to the participation of such Affiliated Employer hereunder:

(a)           All the terms and conditions of the Plan and Trust shall apply to the participation of such Member Employer and its Employees in the same manner as set forth for the Employer and its Employees, except as follows:

(i)            The right to designate an Affiliated Employer is specifically reserved to the Board.

(ii)           An Affiliated Employer which adopts the Plan shall have the right to designate for purposes of Article 3 alternative requirements which shall be met by its Eligible Employees in order to qualify as Participants.  In the event that no such designation is made, the current requirements set forth in Article 3 shall apply to Employees of such Member Employer.

(iii)          An Affiliated Employer which adopts the Plan shall have the right to designate that it does not adopt Article 4.2(a) permitting Employer Profit Sharing Contributions and/or Article 4.2(c) permitting Employer Matching Contributions, and all applicable provisions related to such Profit Sharing and/or Matching Contributions.

(iv)          The right to appoint the Trustees as Plan Administrator is specifically reserved to the Board, provided that a Member Employer may

16-1

appoint an Advisory Committee of such composition and size as it may determine to advise the Trustees on any matters affecting such Member Employer or its Employees who are Participants under the Plan.  The Trustees shall be entitled to rely on any information furnished it by any such Advisory Committee in the same manner as if furnished by the Member Employer appointing such Advisory Committee, but in no event shall the existence of any such Advisory Committee modify or otherwise limit any of the powers or duties of the Trustees under the Plan.

(v)           The right to direct, appoint, remove, approve the account of or otherwise deal with the Trustees are specifically reserved to the Board and/or the Chief Executive Officer of the Company as otherwise set forth in this Plan and Trust.

(vi)          The right to amend the Plan and Trust is specifically reserved to the Board, and any such amendment, unless otherwise specified therein, shall be fully binding with respect to the participation of any Member Employer, provided that this reservation shall in no event be construed to prevent any Member Employer from terminating at any time its participation in the Plan and Trust.

(b)           In the operation of the Plan with respect to a Member Employer, the term “effective date” shall mean the effective date in this Restatement or such later date as specified in such Member Employer’s Subscription Agreement.

(c)           The Trustees shall at all times maintain separate Accounts reflecting the participation of the Eligible Employees of the Member Employer and in no event shall there be a commingling of the Accounts of the Eligible Employees of the Employer or any Member Employer, provided that this requirement shall in no event be construed to be a limitation on the commingling of any contributions of the Trust Fund for investment purposes nor shall it require the Trustees to maintain separate accounts with respect to the Trust Fund except as otherwise provided herein.

(d)           Notwithstanding any other provisions of this Agreement to the contrary, it is specifically understood that the participation of any Affiliated Employer hereunder, the obligation of such Affiliated Employer to make contributions hereunder, and the vesting and entitlements of any Participant based on such contributions are conditional to the extent that if a notification is received from the United States Treasury that its Subscription Agreement as part of the Plan, or the same as it may have been amended, is not part of a qualified plan under Code Section 401, as amended by ERISA, with respect to its participation, such Affiliated Employer shall not be a Member Employer hereunder and the then value of any contributions made by such Affiliated Employer or its Employees shall be returned from the Trust Fund, and no Participant hereunder or his Beneficiary shall have any vested interest in, or be

16-2

entitled to, any benefit payments based on such contributions.  Further, it is understood and provided that upon receipt of an initial notification from the United States Treasury Department that such Subscription Agreement and the Plan and Trust, as they may have been amended in order to receive such notification, are qualified and exempt from taxation under the applicable sections of the Code, the participation of such Affiliated Employer as a Member Employer and the vesting and entitlement of all Participants employed by such Member Employer and their Beneficiaries shall be retroactive to the date of their occurrence in accordance with the other provisions of the Plan, and this Article 16.3 shall be of no further force or effect with respect to such Member Employer and its Employees.

16.4         Termination of Member Employer’s Participation.  Any Member Employer may at any time elect to terminate its participation in the Plan and Trust, or any Member Employer may elect at any time by appropriate amendment or action affecting only its own status hereunder to disassociate itself from the Plan and Trust but to continue the Plan and the portion of the Trust as it pertains to itself and its Employees as an entity separate and distinct from the Plan and Trust if otherwise permitted by law.  Termination of the participation of any Member Employer shall not affect the participation of any other Member Employer nor terminate the Plan or Trust with respect to them and their Employees; provided that, if Employer shall terminate its participation, or disassociate itself, then each remaining Member Employer shall make such arrangement and take such action as may be necessary to assume the duties of providing for the operation and continued administration of the Plan and Trust as the same pertains to the Member Employer.

*  *  *  *  End of Article 16  *  *  *  *

16-3

ARTICLE 17.

MISCELLANEOUS

17.1         Special Rule Relating to Veterans Reemployment Rights Under USERRA.  Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

*  *  *  *  End of Article 17  *  *  *  *

17-1

IN WITNESS WHEREOF, the Employer and the Trustees have caused this Plan to be executed effective as of June 1, 2000.

CH2M HILL COMPANIES, LTD.
Employer

By:

Its:

TRUSTEES

Fred K. Berry

Samuel H. Iapalucci

Sharon Schlechter

Cliff Thompson

Stan Vinson

FIRST AMENDMENT TO THE

CH2M HILL RETIREMENT AND

TAX- DEFERRED SAVINGS PLAN

1.             Recitals.  Pursuant to the authority granted in Section 14.2 of the CH2M Hill Retirement and Tax-Deferred Savings Plan (the “Plan”), CH2M Hill Companies, Ltd. (the “Employer”), as Plan sponsor, wishes to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  This Amendment is intended to demonstrate good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.

2.             Amendment of Plan.  This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.  The following amendments to the Plan are adopted effective as provided in Paragraph 3 below:

A.            Article 2.31 of the Plan shall be amended to modify the definition of Key Employee for purposes of determining the Plan’s top-heavy status to read in its entirety as follows:

“Key Employee” means, effective January 1, 2002, any Employee or former Employee (including any deceased Employee) who at any time during the Fiscal Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

B.            Article 2.43 of the Plan shall be amended to increase the limits on compensation by adding the following after the last paragraph:

The annual compensation of each participant taken into account in determining allocations for any Fiscal Year beginning on or after January 1, 2002, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.  Annual compensation means Plan Compensation during the Fiscal Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

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C.            Article 2.56 of the Plan shall be amended to increase the limits on compensation by adding the following language after the last paragraph:

The annual compensation of each participant taken into account in determining allocations for any Fiscal Year beginning on or after January 1, 2002, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.  Annual compensation means Plan Compensation during the Fiscal Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

D.            Article 2.57 of the Plan shall be amended to modify the definition of top heavy plan to read in its entirety as follows:

“Top-Heavy Plan” means the Plan during each Fiscal Year in which the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Fiscal Year.  For purposes of determining the value of Employees’ Accounts in the Plan, the following shall be excluded:  (1) rollover contributions from a non-related employer; (2) the Accounts of Participants who have not performed any services for the Employer within the five year period ending on the Determination Date; and (3) the Account of any individual who was a Key Employee with respect to the Plan for any prior Fiscal Year but is not a Key Employee with respect to the Plan for the applicable Fiscal Year.  For purposes of determining the aggregate value of Accounts and/or accrued benefits under this Article, distributions made within a 1-year period ending on the Determination Date shall be included to the extent required by applicable law and regulation.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(a)           Required Aggregation to Determine Top-Heaviness.  If a Key Employee is a Participant in this Plan for any Fiscal Year and the Employer maintains or has maintained any other plans (including terminated plans), (1) in which a Key Employee is or was a Participant within the required period ending on the Determination Date, or (2) which must be combined with this Plan in order to meet the requirements of Code Sections 401(a)(4) or 410(b) for any Fiscal Year, then this Plan’s top-heaviness shall be determined for such Fiscal Year by aggregating the Accounts and/or present value of accrued benefits of participants in this Plan and all other such plans.

(b)           Permissive Aggregation to Determine Top-Heaviness.  If the Employer maintains or has maintained any plans (including terminated

2

plans) other than one described in (a) above, the Trustees may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Fiscal Year, provided that the requirements of Code Sections 401(a)(4) and 410(b) would continue to be met by treating this Plan, any plan that must be aggregated with the Plan under (a) above and any other plan referred to in this sentence as one unit.  In determining top-heaviness and the aggregate value of Accounts and/or accrued benefits under this Article, the Trustees shall be guided by the provisions of the Code, including but not limited to Code Section 416(g)(3)(B).

E.             Article 4.2(e) of the Plan shall be amended to include matching contributions as top heavy minimum contributions by adding the following to the end thereof:

Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage test and other requirements of Code Section 401(m).

F.             Article 4.4 of the Plan shall be amended in its entirety to increase the Salary Deferral Contribution dollar limit, percentage limit and permit catch-up contributions to read as follows:

(a)           General Rules.  Each Participant may elect in writing to have the Employer make Salary Deferral Contributions on his behalf in an amount from 1% to 50% of such Participant’s Plan Compensation effective March 1, 2002, or 1% to 20% of such Participant’s Plan Compensation prior to March 1, 2002.  Notwithstanding the foregoing, no more than the amount as may be established under Code Section 402(g) ($11,000 for 2002), multiplied by the Adjustment Factor, of Salary Deferral Contributions may be made on behalf of any Participant during any calendar year, except to the extent otherwise permitted by Code Section 414(v).

(b)           Catch-Up Contributions.  Effective March 1, 2002, each Participant who is eligible to make Salary Deferral Contributions and who has attained age 50 before the close of the Fiscal Year shall be eligible to make catch-up Salary Deferral Contributions (“Catch-Up Contributions”) in accordance with, and subject to the limitations of, Code Section 414(v).  Catch-Up Contributions shall not be taken into account for purposes of implementing the limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

3

(c)          Administrative Guidelines.  The Trustees have the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which Salary Deferral Contributions shall be made, as well as the manner and method by which Salary Deferral Contributions may be changed or discontinued temporarily or permanently.  Participants who do not elect to begin making Salary Deferral Contributions as of the date their participation begins in accordance with Article 3.2(b)(i), can begin making such contributions only as of any subsequent January 1, April 1, July 1, or October 1.  Participants who have stopped making Salary Deferral Contributions can again begin making such contributions only as of any subsequent January 1, April 1, July 1, or October 1.  All Salary Deferral Contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant’s Plan Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Employer within a reasonable period following the date of deduction, but in no event later than the 15th business day of the month following the date on which such salary would otherwise have been paid, or such later date as permitted under Department of Labor regulations.  All Salary Deferral Contributions shall be credited to such Participant’s Salary Deferral Account and shall be treated as Employer contributions for purposes of their deductibility and tax treatment under the Code.

(d)           Payment of Excess Deferrals.  Notwithstanding any other provision of the Plan, the Plan Administrator shall distribute a Participant’s Excess Deferrals, as adjusted for allocable income or loss.  If the Trustee receives a timely claim from a Participant for a return of Excess Deferrals, it shall distribute the Excess Deferrals specified by the Participant in his or her claim.  The Plan Administrator shall make all distributions under this subsection no later than April 15 of the calendar year following the calendar year in which the Excess Deferrals occurred, or if later, the calendar year in which the Excess Deferrals were discovered.  If the Plan Administrator distributes the Excess Deferrals by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code.

G.            Article 4.6(b) of the Plan shall be amended to reflect changes in the law repealing the multiple use test by adding the following language after the last paragraph:

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Article 4.13 of the Plan shall not apply for Fiscal Years beginning on or after January 1, 2002.

4

H.            Article 4.10(a) of the Plan shall be amended in its entirety to permit rollover contributions from plans sponsored by tax-exempt and governmental entities to read as follows:

(a)           Rollover Contributions Permitted.  The Trustees may accept a rollover contribution from an Employee who is or is to become a Participant, in accordance with and subject to the limitations of applicable sections of the Code, from any of the following types of plans:  a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

The Plan will not accept a participant rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over but would otherwise be includible in gross income.

I.              Article 5.3(a) of the Plan shall be amended in its entirety to reflect the new annual additions limit to read as follows:

(a)           Limitation Amount.  Notwithstanding any other provision of this Plan to the contrary, the Annual Addition to a Participant’s Account for any Limitation Year shall not exceed the following:

(i)            for Fiscal Years beginning on or after January 1, 2002, the lesser of 100% of the Employee’s Allowable Compensation or $40,000;

(ii)           for Fiscal Years beginning on or after January 1, 1995 and before January 1, 2002, the lesser of 25% of the Employee’s Allowable Compensation or $30,000;

(iii)          for Fiscal Years beginning before January 1, 1995, the lesser of 25% of the Employee’s Allowable Compensation or $30,000 (or, if greater, ¼ of the dollar limitation in effect under Code Section 415(b)(1)(A)); or

(iv)          such other amount for the Limitation Year as may be established under Code Section 415(d).

Effective January 1, 2002, the Annual Additions limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)).

5

J.             Article 8.3(a) of the Plan shall be amended to provide for the exclusion of rollover contributions in the determination of the involuntary cash-out limit by adding the following to the end thereof:

With respect to distributions made on or after March 1, 2002, in determining the value of the Participant’s nonforfeitable Account balance for purposes of the Plan’s involuntary cash-out rules under this Article 8.3, the value of a Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).  If the value of the Participant’s nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall distribute the Participant’s entire nonforfeitable Account balance in accordance with this Article 8.3.

K.            Article 8.9(a)(iii)(2) of the Plan shall be amended in its entirety to revise the suspension period imposed after hardship withdrawals to read as follows:

(2)           No contributions shall be added to the Employee’s Salary Deferral Account and no elective contributions shall be made by such participant to any other plan sponsored by the Employer for a period of 12 months after receipt of the hardship distribution, or if the hardship distribution was taken on of after January 1, 2002, for a period of 6 months after receipt of such hardship distribution, and such Employee shall be a Suspended Participant during this period; and

L.            Article 8.11 of the Plan shall be amended in its entirety to modify the direct rollover provisions to read as follows:

(a)           In General.  This Article 8.11 applies to distributions made on or after January 1, 2002.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Trustees, to have an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)           Definitions Pertaining to Direct Rollovers.

(i)            Eligible Rollover Distribution:  An eligible rollover distribution is any distribution of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent

6

such distribution is required under Code Section 401(a)(9); (3) any portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation of Employer securities); or (4) any amount distributed on account of hardship.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; however, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)           Eligible Retirement Plan:  An eligible retirement plan is an individual retirement account described in Code Section 408(a); an annuity plan described in Code Section 403(a); an individual retirement annuity described in Code Section 408(b); a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution; an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.

(iii)          Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(iv)          Direct Rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by distributee.

*              *              *

3.             Effective Date.  Unless otherwise specified, the Effective Date of this Amendment shall be January 1, 2002.

4.             Terms and Conditions of Plan.  Except for the Amendment in paragraph 2, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

7

5.             Execution. CH2M Hill Companies, Ltd. has executed this First Amendment as of the date set forth below.

CH2M HILL COMPANIES, LTD.
Plan Sponsor

By:

Title:

Date:

8

SECOND AMENDMENT TO THE

CH2M HILL RETIREMENT AND TAX-DEFERRED SAVINGS PLAN

(Amended and Restated Effective June 1, 2000)

1.             Recitals.  Pursuant to the authority granted in Section 14.2 of the CH2M Hill Retirement and Tax-Deferred Savings Plan, as amended and restated effective June 1, 2000 (the “Plan”), CH2M Hill Companies, Ltd. (the “Employer”), as Plan sponsor, wishes to revise the Plan for the purpose of amending the Plan to comply with changes in the required minimum distribution requirements, effective January 1, 2003.

2.             Amendment of Plan.  The following Amendment to the Plan is adopted effective as provided in Paragraph 3 below:

A.            Section 8.3(d) of the Plan is amended in its entirety to read as follows:

(d)                                 Minimum Distribution Requirements.  Effective January 1, 2003, for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, all distributions required under this article will be determined and made in accordance with the final and temporary Treasury regulations under Code Section 401(a)(9), including the minimum incidental death benefit requirement of Code Section 401(a)(9)(G) and the related regulations. (Treasury Regulation Section 1.401(a)(9)-2.)  The requirements of this section shall take precedence over any provisions of the Plan inconsistent with Code Section 401(a)(9).

(1)                                  Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with subsections (d)(2) and (d)(3).

(2)                                  Distributions Beginning During Participant’s Lifetime.

(A)                              Commencement of Distributions. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)                                Amount of Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)                                     the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)                                  if the Participant’s sole Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(C)                                Amount of Distributions in Year of Participant’s Death. Required minimum distributions will be determined under subsection (d)(2)(B) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(3)                                  Amount of Distributions Continuing After Participant’s Death.

(A)                              Participant Survived by Beneficiary.  If the Participant dies on or after the date distributions begin, the remaining Account Balance shall be distributed at least as rapidly as under the method in use on the date of the Participant’s death.  If the Participant dies on or after the date distributions begin and there is a Beneficiary designated, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Beneficiary, determined as follows:

(i)                                     The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  If the Participant’s Spouse is the Participant’s sole Beneficiary, the remaining Life Expectancy of the Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Spouse’s death, the remaining Life Expectancy of the Spouse is calculated using the age of the Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)                               If the Participant’s Spouse is not the Participant’s sole Beneficiary, the Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year

2

following the year of the Participant’s death, reduced by one for each subsequent year.

(B)                                No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Beneficiary designated as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B.            Section 8.6 of the Plan is amended in its entirety to read as follows:

8.6          DISTRIBUTION UPON DEATH OF PARTICIPANT.

(a)                                  Distributions Beginning After Participant’s Death.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, or if the Participant’s Spouse is the Participant’s sole Beneficiary, by December 31 of the calendar year containing the fifth anniversary of the Participant’s death or the Participant’s Required Beginning Date, if later.  If the Participant’s Spouse is the Participant’s sole Beneficiary, and the Spouse dies before distributions are required to begin to the Spouse, this subsection will apply as if the Spouse were the Participant.

(c)                              Definitions.  For purposes of this section and Section 8.3, the following capitalized terms shall have the specified meanings:

(1)                                  Designated Beneficiary:  the individual who is designated as the Beneficiary under Sections 2.6 and 3.3 and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-1, Q&A-4.

(2)                                  Distribution Calendar Year:  a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection 8.3(d)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year

3

in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)                                  Life Expectancy:  life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(4)                                  Participant’s Account Balance:  the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)                                  Required Beginning Date means the April 1st of the calendar year following—

(A)                              in the case of a Participant who is a 5% owner (within the meaning of Code Section 416(i)), the calendar year in which a Participant attains age 70½, and

(B)                                in the case of a Participant who is not a 5% owner, the later of the calendar year in which occurs the Participant’s Retirement or the calendar year in which the Participant attains age 70½.

*              *              *

3.             Effective Date.  The Effective Date of this Amendment shall be the January 1, 2003, except as otherwise set forth above.

4.             Terms and Conditions of Plan.  Except for the Amendment in Paragraph 2, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

4

5.             Execution.  CH2M Hill Companies, Ltd. has executed this Second Amendment as of the date set forth below.

CH2M HILL COMPANIES, LTD.
Plan Sponsor

By:

Title:

Date:

5